     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 21, 2001
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                           STRUCTURED PRODUCTS CORP.
                               INITIAL DEPOSITOR
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           HEALTHCARE SECTORSSM TRUST
                                YET-TO-BE FORMED
                     [ISSUER WITH RESPECT TO THE RECEIPTS]

             DELAWARE                             6189                            13-5692801
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                            SEVEN WORLD TRADE CENTER
                            NEW YORK, NEW YORK 10048
                                 (212) 783-6645
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                   COPIES TO:

              ANDREW ALTER, SECRETARY                              ALAN L. BELLER, ESQ.
             STRUCTURED PRODUCTS CORP.                      CLEARY, GOTTLIEB, STEEN & HAMILTON
             SEVEN WORLD TRADE CENTER                                ONE LIBERTY PLAZA
             NEW YORK, NEW YORK 10048                            NEW YORK, NEW YORK 10006
                  (212) 783-6645                                      (212) 225-2000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                           PROPOSED MAXIMUM        PROPOSED MAXIMUM
    TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE            AGGREGATE               AMOUNT OF
 SECURITIES TO BE REGISTERED        REGISTERED(2)           PER RECEIPT(1)        OFFERING PRICE(1)        REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
Healthcare SECTORS............   10,500,000 receipts           $100.00              $51,000,000.00            $12,750.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act. 500,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 10,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10.

(2) Includes an indeterminate number of securities that may be offered or sold by affiliates of the registrant in market making transactions.
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JUNE 21, 2001

PRELIMINARY PROSPECTUS

                              HEALTHCARE SECTORSSM

                                   DEPOSITARY RECEIPTS
                          HEALTHCARE SECTORS(SM) TRUST

                               ------------------

     The Healthcare SECTORS(SM) Trust will issue Healthcare SECTORS(SM) representing your undivided beneficial ownership in the common stocks or American depositary shares of a group of 37 specified companies in the healthcare industry. U.S. Bank Trust National Association will be the trustee. You may only acquire, hold or transfer Healthcare SECTORS in round lots of 100 Healthcare SECTORS. Healthcare SECTORS are separate from the underlying deposited securities held by the trust. For a list of the names and the number of shares of the companies underlying a round lot of 100 Healthcare SECTORS, see "Summary -- The Healthcare SECTORS and the Underlying Securities" starting on page 3. The Healthcare SECTORS Trust will offer to issue the Healthcare SECTORS on a continuous basis after the initial distribution.

     The initial public offering price for a round lot of 100 Healthcare SECTORS
equals the sum of the closing market price on           , 2001 for each
deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

     Healthcare SECTORS are neither interests in nor obligations of either the initial depositor, Structured Products Corp., or the trustee, U.S. Bank Trust National Association.

     Before this issuance, there has been no public market for the Healthcare SECTORS. We will apply to list the Healthcare SECTORS on the American Stock
Exchange under the symbol "     ".

                               ------------------

      INVESTING IN THE HEALTHCARE SECTORS INVOLVES A NUMBER OF RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ------------------

                                                              PER HEALTHCARE
                                                                 SECTORS        TOTAL
                                                              --------------    -----
Public Offering Price.......................................       $            $
Underwriting Fee............................................       $            $
Proceeds to Healthcare SECTORS Trust........................       $            $

                               ------------------

                              SALOMON SMITH BARNEY
     , 2001

      "SECTORS" and "Selected Equity Comprised Trust Originated ReceiptS"
                 are service marks of Salomon Smith Barney Inc.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
SUMMARY.....................................................    2
RISK FACTORS................................................    9
AVAILABLE INFORMATION.......................................   14
HEALTHCARE SECTORS TRUST....................................   14
DESCRIPTION OF THE HEALTHCARE SECTORS.......................   14
DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT...............   21
DESCRIPTION OF THE UNDERLYING SECURITIES....................   22
HISTORICAL DATA ON THE UNDERLYING SECURITIES................   22
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES...............   38
ERISA CONSIDERATIONS........................................   40
UNDERWRITING................................................   41
LEGAL MATTERS...............................................   42

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the cover of this prospectus.

     UNTIL                , 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE
SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

                                    SUMMARY

     This summary highlights selected information from this prospectus to help you understand the Healthcare SECTORS. You should carefully read the entire prospectus to fully understand the terms of the Healthcare SECTORS, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Healthcare SECTORS. You should, in particular, carefully review the section entitled "Risk Factors," which highlights a number of risks to determine whether an investment in the Healthcare SECTORS is appropriate for you. All of the information set forth below is qualified in its entirety by a more detailed explanation set forth elsewhere in this prospectus.

     The address of the Healthcare SECTORS Trust is: Healthcare SECTORS Trust, c/o Structured Products Corp., Seven World Trade Center, New York, New York 10048, and its telephone number is (212) 783-6645.

  GENERAL

     Healthcare SECTORS will represent your undivided beneficial ownership interest in the shares of common stock or American depositary shares held by the Healthcare SECTORS Trust on your behalf. The Healthcare SECTORS are separate from the underlying securities held by the trust.

     The Healthcare SECTORS Trust will hold shares of common stock or American depositary shares issued by 37 specified companies in the healthcare industry. We specify below under "-- The Healthcare SECTORS and the Underlying Securities" the number of shares of each common stock or American depositary shares held by the Healthcare SECTORS Trust with respect to each round lot of 100 Healthcare SECTORS. We refer to this group of common stocks and American depositary shares as the underlying securities. Except when a reconstitution event or a distribution of securities occurs, the underlying securities will not change and the securities of a new company will not be added to the underlying securities of the Healthcare SECTORS Trust.

  SELECTED PURCHASE CONSIDERATIONS

     - DIVERSIFICATION -- Healthcare SECTORS are designed to allow you to diversify your investment in the healthcare industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

     - FLEXIBILITY -- Healthcare SECTORS allow you to hold undivided beneficial ownership interests in each of the underlying securities represented by the Healthcare SECTORS. At any time, you can cancel your Healthcare SECTORS to receive each of the underlying securities represented by the Healthcare SECTORS.

     - TRANSACTION COSTS -- The expenses associated with trading Healthcare SECTORS are expected to be less than trading each of the underlying securities separately.

  SELECTED RISK CONSIDERATIONS

     An investment in the Healthcare SECTORS involves significant risks. These risks are explained in more detail in the "Risk Factors" section of this prospectus beginning on page 9. Some are summarized here.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS WILL RESULT IN A LOSS IF THE PRICES OF THE UNDERLYING SECURITIES DECLINE -- Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, you may lose all or a substantial portion of your investment in the Healthcare SECTORS if the underlying securities decline in price.

     - THE PRICE AT WHICH YOU MAY BE ABLE TO SELL YOUR HEALTHCARE SECTORS MAY BE LESS THAN THE PRICE OF THE UNDERLYING SECURITIES -- Healthcare SECTORS may trade at a discount to the aggregate value of the underlying securities.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS WILL BE SUBJECT TO RISKS INHERENT IN THE HEALTHCARE INDUSTRY -- Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, your investment may be affected by general conditions of the healthcare industry, including the pharmaceutical and biotechnology industries.

     - YOUR INVESTMENT IN THE HEALTHCARE SECTORS MAY NOT CONTINUE TO BE A DIVERSIFIED INVESTMENT IN THE HEALTHCARE INDUSTRY -- As a result of business developments, mergers, consolidations or other corporate combinations, reorganizations or market fluctuations affecting issuers of the underlying securities, Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry.

     - YOUR DECISION TO INVEST IN HEALTHCARE SECTORS MUST BE BASED ON YOUR EVALUATION OF THE UNDERLYING SECURITIES -- The selection criteria for the underlying securities are subjective. Therefore, while these criteria may provide useful guidelines for evaluating the selection process, they are not a substitute for your need to evaluate the underlying securities in making your investment decision.

     - YOU WILL HAVE TO CANCEL YOUR HEALTHCARE SECTORS AND RECEIVE ALL OF THE UNDERLYING SECURITIES IN ORDER TO MAKE AN INVESTMENT DECISION WITH RESPECT TO ANY ONE OR MORE OF THE INDIVIDUAL UNDERLYING SECURITIES -- In order to sell one or more underlying securities or to participate in a tender offer for one or more of the underlying securities, you will be required to cancel your Healthcare SECTORS and receive delivery of all the underlying securities. Cancellation of any Healthcare SECTORS will require you to pay a cancellation fee to the trustee.

     - THE MARKET PRICE OF THE HEALTHCARE SECTORS MAY DECLINE FOLLOWING TEMPORARY PRICE INCREASES IN THE UNDERLYING SECURITIES -- Activity in the secondary trading market, including purchasing activity associated with Structured Products Corp.'s acquisition of the underlying securities for deposit into the Healthcare SECTORS Trust, may temporarily increase the market price of the underlying securities, resulting in a higher price for the Healthcare SECTORS, including at the time of their issuance. Prices for the underlying securities and the Healthcare SECTORS may decline subsequent to these purchases as the volume of purchases subsides.

  THE HEALTHCARE SECTORS TRUST

     The Healthcare SECTORS Trust will be formed under the depositary trust
agreement, dated as of             , 2001, among U.S. Bank Trust National
Association, as trustee, Structured Products Corp., as initial depositor, other depositors and the owners of the Healthcare SECTORS. The Healthcare SECTORS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Healthcare SECTORS Trust will hold shares of common stock or American depositary shares issued by 37 specified companies in the healthcare industry. Except when a reconstitution event or distribution of securities occurs, the group of companies will not change and the securities of a new company will not be added to the securities underlying the Healthcare SECTORS.

     The Healthcare SECTORS Trust's assets may increase or decrease as a result of deposits and withdrawals of the underlying securities during the life of the Healthcare SECTORS Trust.

  THE HEALTHCARE SECTORS AND THE UNDERLYING SECURITIES

     The Healthcare SECTORS represent undivided beneficial ownership interest in the shares of the underlying securities held by the Healthcare SECTORS Trust on your behalf. The Healthcare SECTORS themselves are separate from the underlying securities that are held by the trust.

     The specific share amounts represented by each round lot of 100 Healthcare
SECTORS are set forth in the chart below and were determined on             ,
2001. The underlying securities of the Healthcare SECTORS were selected by Structured Products Corp., based on the investment research of Salomon Smith Barney Inc., from the following subsectors of the healthcare industry: United States pharmaceuticals, European pharmaceuticals, generic and specialty pharmaceuticals, medical devices, biotechnology and healthcare services (health maintenance organizations, hospitals and distribu-

tors). Selection criteria included the longevity of the Healthcare SECTORS, the current performance of the companies and an assessment of prospects of growth and profitability. Asset allocation for each particular subsector was determined by assessing trends and weighting the various subsectors accordingly. Within each of the subsectors, the individual underlying securities were weighted based upon an assessment of current performance, valuation, prospects of competitive advantage, product pipeline and future growth. Because of the long term nature of the Healthcare SECTORS, current valuations do not carry as much weight as they would for an investment of a shorter duration. All the criteria described above were applied in the sole discretion of Structured Products Corp. The ultimate determination of the inclusion of the underlying securities in Healthcare SECTORS rested solely in the discretion of Structured Products Corp. Neither Salomon Smith Barney Inc. nor Structured Products Corp. have made any investigation or review of the issuers of the underlying securities except in connection with Salomon Smith Barney Inc.'s investment research on the issuers, which provided information used in applying the selection criteria. All determinations made by Structured Products Corp. were based solely on publicly available information, which neither Salomon Smith Barney Inc. nor Structured Products Corp. independently verified and for the accuracy of which neither takes responsibility. A decision by you to invest in Healthcare SECTORS must be made by you on the basis of your evaluation of the underlying securities and not on the basis of the selection criteria or the application by Structured Products Corp. of these criteria. Because these weightings are a function of market prices, it is expected that these weightings will change substantially over
time, including during the period between             , 2001 and the date the
Healthcare SECTORS are first issued to the public.

     The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits, stock distributions and reconstitution events. The chart set forth below provides the names of the 37 issuers of the underlying securities represented by the Healthcare SECTORS, stock ticker symbols, share amounts represented by each
round lot of 100 Healthcare SECTORS, initial weightings as of             ,
2001, and the principal market on which the underlying securities are traded.

                                                                            PRIMARY
                                                     SHARE      INITIAL     TRADING
NAME OF COMPANY                           SYMBOL    AMOUNTS    WEIGHTING    MARKET
---------------                           ------    -------    ---------    -------
Abbott Laboratories.....................   ABT       6           3.88%       NYSE
American Home Product Corp. ............   AHP       4           3.06%       NYSE
Amgen Inc. .............................  AMGN       5           4.05%      NASDAQ
AstraZeneca PLC*........................   AZN       8           4.83%       NYSE
Aventis*................................   AVE       3           2.78%       NYSE
Barr Laboratories, Inc. ................   BRL       4           3.08%       NYSE
Baxter International Inc. ..............   BAX       3           3.61%       NYSE
Beckman Coulter Inc. ...................   BEC       7           3.14%       NYSE
Biogen, Inc. ...........................  BGEN       1            .78%      NASDAQ
Bristol-Myers Squibb Co. ...............   BMY       4           2.69%       NYSE
Cardinal Health, Inc. ..................   CAH       2           1.66%       NYSE
Celltech Group PLC*.....................   CLL       5           2.13%       NYSE
CIGNA Corp. ............................   CI        1           1.15%       NYSE
Elan Corporation PLC*...................   ELN       1            .69%       NYSE
Eli Lilly and Co. ......................   LLY       3           3.14%       NYSE
Forest Laboratories, Inc. ..............   FRX       4           3.44%       NYSE
Genentech...............................   DNA       6           3.80%       NYSE
Genzyme Corp. ..........................  GENZ       2           2.68%      NASDAQ

                                                                            PRIMARY
                                                     SHARE      INITIAL     TRADING
NAME OF COMPANY                           SYMBOL    AMOUNTS    WEIGHTING    MARKET
---------------                           ------    -------    ---------    -------
Guidant Corp. ..........................   GDT       2            .91%       NYSE
HCA-The Healthcare Co. .................   HCA       5           2.25%       NYSE
Idec Pharmaceuticals Corp. .............  IDPH       3           2.21%      NASDAQ
Immunex Corp. ..........................  IMNX       9           1.95%      NASDAQ
IMS Health..............................   RX        4           1.42%       NYSE
Johnson & Johnson.......................   JNJ       3           3.63%       NYSE
MedImmune, Inc. ........................  MEDI       2           1.02%      NASDAQ
Medtronic, Inc. ........................   MDT       9           4.89%       NYSE
Merck & Co., Inc. ......................   MRK       3           2.75%       NYSE
Millennium Pharmaceuticals, Inc. .......  MLNM       4           2.16%      NASDAQ
MiniMed Inc. ...........................  MNMD       4           2.19%      NASDAQ
Novartis AG*............................   NVS       8           3.98%       NYSE
Pfizer Inc. ............................   PFE       9           4.84%       NYSE
Pharmacia Corp. ........................   PHA       8           4.84%       NYSE
Schering AG*............................   SHR       3           1.95%       NYSE
Schering-Plough Corp. ..................   SGP       5           2.54%       NYSE
Shire Pharmaceuticals Group, PLC*.......  SHPGY      3           1.77%      NASDAQ
Stryker Corp. ..........................   SYK       3           2.11%       NYSE
Watson Pharmaceuticals, Inc.............   WPI       3           2.04%       NYSE

---------------
     * The securities of these non-U.S. companies trade in the United States as American depository receipts.

     The Healthcare SECTORS Trust will only issue and cancel, and you may only obtain, hold, trade or surrender, Healthcare SECTORS in round lots of 100 Healthcare SECTORS. The Healthcare SECTORS Trust will only issue Healthcare SECTORS upon the deposit of the whole shares represented by a round lot of 100 Healthcare SECTORS. In the event that a fractional share is represented by a round lot of Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum issuance of more than one round lot of 100 Healthcare SECTORS so that only whole share amounts of the underlying securities are deposited with the Healthcare SECTORS Trust.

     The number of outstanding Healthcare SECTORS will increase and decrease as a result of deposits and withdrawals of the underlying securities. The Healthcare SECTORS Trust will stand ready to issue additional Healthcare SECTORS on a continuous basis when an investor deposits the required shares of the underlying securities with the trustee.

  HISTORICAL PERFORMANCE OF UNDERLYING STOCKS

     The following table sets forth the composite performance of all of the underlying securities represented by a single Healthcare SECTORS, measured at the close of each month from January 30, 1998 to present. The performance table is adjusted to reflect any stock splits and stock dividends that occurred over the measurement period. Past movements of the prices of the underlying securities are not necessarily indicative of future prices.

DATE                                                            CLOSING PRICE
----                                                            -------------
January 30, 1998............................................      $   47.39
February 27, 1998...........................................          50.21
March 31, 1998..............................................          52.17
April 30, 1998..............................................          52.59
May 29, 1998................................................          52.18
June 30, 1998...............................................          54.10
July 31, 1998...............................................          54.37
August 31, 1998.............................................          48.30
September 30, 1998..........................................          52.98
October 30, 1998............................................          54.41
November 30, 1998...........................................          58.08
December 31, 1998...........................................          62.72
January 29, 1999............................................          63.04
February 26, 1999...........................................          60.87
March 31, 1999..............................................          62.04
April 30, 1999..............................................          58.99
May 31, 1999................................................          58.37
June 30, 1999...............................................          60.40
July 30, 1999...............................................          59.39
August 31, 1999.............................................          62.36
September 30, 1999..........................................          57.61
October 29, 1999............................................          61.55
November 30, 1999...........................................          63.75
December 31, 1999...........................................          64.86
January 31, 2000............................................          68.49
February 29, 2000...........................................          72.80
March 31, 2000..............................................          73.49
April 28, 2000..............................................          72.09
May 31, 2000................................................          72.63
June 30, 2000...............................................          83.92
July 31, 2000...............................................          82.77
August 31, 2000.............................................          88.00
September 29, 2000..........................................          90.50
October 31, 2000............................................          89.67
November 30, 2000...........................................          88.78
December 29, 2000...........................................          92.23
January 31, 2001............................................          84.24
February 29, 2001...........................................          83.65
March 30, 2001..............................................          76.38
April 30, 2001..............................................          78.71
May 22, 2001................................................          81.83

  PUBLIC OFFERING PRICE

     The initial public offering price for each round lot of 100 Healthcare SECTORS will equal the sum of the closing market price of each underlying stock on the date the Healthcare SECTORS are priced for initial sale to the public multiplied by the share amount appearing in the above table, plus an underwriting fee.

     After the initial offering, you may acquire Healthcare SECTORS in two ways:

     - through a deposit of the required number of shares of underlying securities with the trustee or

     - through a cash purchase in the secondary trading market.

  RIGHTS RELATING TO HEALTHCARE SECTORS

     You have the right to withdraw the underlying securities upon request by delivering a round lot or integral multiple of a round lot of Healthcare SECTORS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Healthcare SECTORS would otherwise require the delivery of a fractional share of underlying securities, the trustee will sell the share in the market and the Healthcare SECTORS Trust will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the Healthcare SECTORS Trust, the Healthcare SECTORS themselves will not have voting rights.

  RIGHTS RELATING TO THE UNDERLYING SECURITIES

     You have the right to:

     - receive all shareholder disclosure materials distributed by the issuers of the underlying securities, including annual and quarterly reports;

     - receive all proxy materials distributed by the issuers of the underlying securities, instruct the trustee to vote the underlying securities and attend shareholder meetings yourself; and

     - receive dividends and other distributions on the underlying securities if any are declared and paid to the trustee by an issuer of the underlying securities net of any applicable taxes or fees.

     If you wish to participate in a tender offer for any of the underlying securities, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under "Description of the Healthcare SECTORS" in this prospectus.

  LISTING

     We will apply to list the Healthcare SECTORS on the American Stock Exchange under the symbol " ". Trading will take place only in round lots of 100 Healthcare SECTORS. A minimum of 150,000 Healthcare SECTORS will be required to be outstanding when trading begins. Bid and ask prices will be quoted per single Healthcare SECTORS, even though investors will only be able to acquire, hold, transfer and surrender in round lots of 100 Healthcare SECTORS.

  STRUCTURED PRODUCTS CORP.

     Structured Products Corp. was incorporated in the State of Delaware on November 23, 1992, as an indirect, wholly-owned, limited-purpose finance subsidiary of Salomon Smith Barney Holdings Inc., the parent of Salomon Smith Barney Inc. Structured Products Corp. will not engage in any business or other activities other than issuing and selling securities from time to time and acquiring, owning, holding, pledging and transferring assets in connection therewith or with the creation of trusts and in activities related or incidental thereto. Structured Products Corp. does not have, nor is it expected to have, any significant unencumbered assets.

  THE ROLE OF OUR AFFILIATE, SALOMON SMITH BARNEY INC.

     Salomon Smith Barney Inc. is the underwriter for the offering and sale of the Healthcare SECTORS. After the initial offering, Salomon Smith Barney Inc. and/or its other broker-dealer affiliates intend to buy and sell Healthcare SECTORS to create a secondary market for holders of the Healthcare SECTORS. However, neither Salomon Smith Barney Inc. nor any of its affiliates will be obligated to engage in any market-making activities, or continue them once it has started.

  UNDERWRITING FEES AND OTHER FEES

     If you purchase Healthcare SECTORS in the initial public offering, you will pay Salomon Smith Barney Inc., in its role as underwriter, an underwriting fee of 2%. You will not be charged any issuance fee or other sales commission in connection with purchases of Healthcare SECTORS made in the initial public offering.

     After the initial offering, if you wish to create Healthcare SECTORS by delivering to the Healthcare SECTORS Trust the requisite shares of the underlying securities represented by a round lot of 100 Healthcare SECTORS, U.S. Bank Trust National Association, as trustee, will charge you an issuance fee of up to $10.00 for each round lot of 100 Healthcare SECTORS. If you wish to cancel your Healthcare SECTORS and withdraw your underlying securities, U.S. Bank Trust National Association, as trustee, will charge you a cancellation fee of up to $10.00 for each round lot of 100 Healthcare SECTORS.

     If you choose to deposit underlying securities in order to receive Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     U.S. Bank Trust National Association, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS to be deducted from any cash dividend or other cash distributions on underlying securities received by the Healthcare SECTORS Trust. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

  U.S. FEDERAL INCOME TAXES

     The federal income tax laws will treat a U.S. holder of Healthcare SECTORS as directly owning the underlying securities. The Healthcare SECTORS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities. You should refer to the section "United States Federal Income Tax Consequences" in this prospectus.

  ERISA

     It is our view that employee benefit plans subject to ERISA and individual retirement accounts, Keogh plans and other similar plans can, generally, purchase Healthcare SECTORS. However, each plan and account should consider whether the purchase of Healthcare SECTORS is prudent and consistent with the documents governing the plan or account. The fiduciary rules governing plans and accounts are complex and individual considerations may apply to a particular plan or account. Accordingly, any fiduciary of any plan or account should consult with its legal advisers to determine whether the purchase of Healthcare SECTORS is permissible under the fiduciary rules. Each employee benefit plan subject to the fiduciary responsibility provisions of ERISA and each individual retirement account, Keogh plan and other similar plan will be deemed to have made certain representations concerning its purchase or other acquisition of Healthcare SECTORS. You should refer to the section "ERISA Considerations" in this prospectus.

                                  RISK FACTORS

     You should carefully consider the following risk factors in addition to the other information in this prospectus before investing in the Healthcare SECTORS.

GENERAL RISK FACTORS

     - Your investment in the Healthcare SECTORS will result in a loss if the prices of the underlying securities decline. Since the value of the Healthcare SECTORS will depend on the prices of the underlying securities, you may lose all or a substantial portion of your investment in the Healthcare SECTORS if the underlying securities decline in price.

     - The price at which you may be able to sell your Healthcare SECTORS may be less than the price of the underlying securities. We expect that the market value of the Healthcare SECTORS will depend substantially on the amount by which the prices of the underlying securities change from the prices at the time the Healthcare SECTORS are issued. The Healthcare SECTORS may, however, trade at a discount to the aggregate value of the underlying securities.

     - Your investment in the Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry. As a result of business developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Healthcare SECTORS may not necessarily continue to be a diversified investment in the healthcare industry. As a result of reconstitution events, the securities of issuers in industries other than the healthcare industry may be added to the Healthcare SECTORS Trust. As a result of market fluctuation and/or reconstitution events, Healthcare SECTORS may become a more concentrated investment in one or more of the underlying securities, which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     - Your decision to invest in Healthcare SECTORS must be based on your evaluation of the underlying securities. The selection criteria for the underlying securities are subjective. Therefore, while these criteria may provide useful guidelines for evaluating the selection process, they are not a substitute for your need to evaluate the underlying securities in making your investment decision.

     - Your investment in Healthcare SECTORS may result in conflicting investment choices. In order to sell one or more of the underlying securities or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Healthcare SECTORS and receive delivery of all the underlying securities. Cancellation of your Healthcare SECTORS will require you to pay a cancellation fee to the trustee.

     - You may not be able to sell your Healthcare SECTORS because trading in the Healthcare SECTORS may be halted. Trading in Healthcare SECTORS may be halted in the event trading in one or more of the underlying securities is halted. If so, you will not be able to trade your Healthcare SECTORS even though there is trading in some of the underlying securities. You will, however, be able to cancel your Healthcare SECTORS to receive the underlying securities. If the number of companies whose common stock is held in the Healthcare SECTORS Trust falls below nine, the American Stock Exchange may consider delisting the Healthcare SECTORS. If the Healthcare SECTORS are delisted by the American Stock Exchange, a termination event will result if the Healthcare SECTORS are not listed for trading on another national securities exchange in the United States or through NASDAQ within five business days from the date the Healthcare SECTORS are delisted.

     - Salomon Smith Barney Inc. and its affiliates may have a conflict with the Healthcare SECTORS Trust. Salomon Smith Barney Inc., which is acting as underwriter and has provided the investment research for the selection of the underlying securities, may face possible conflicts of interest in connection with its activities. Salomon Smith Barney Inc. and its affiliates may engage in investment banking and other activities with respect to the underlying securities and their issuers, may provide research to clients with respect to the issuers of the underlying securities, may provide services to issuers of the underlying securities in connection with its business and may trade in the underlying securities or derivative instruments relating to the underlying securities for its own account or for accounts under its management. All of these activities may impact the prices of the underlying securities and therefore the Healthcare SECTORS in a manner contrary to the interests of holders of Healthcare SECTORS.

     - The market price of the Healthcare SECTORS may decline following early temporary price increases in the underlying securities. Activity in the secondary trading market, including purchasing activity associated with Structured Products Corp.'s acquisition of underlying securities for deposit into the Healthcare SECTORS Trust, particularly in connection with the initial issuance of Healthcare SECTORS, may temporarily increase the market price of the underlying securities, resulting in a higher price for the Healthcare SECTORS, including at the time of their issuance. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Prices for the underlying securities may subsequently decline as the volume of purchases subsides, which would in turn be likely to reduce the trading price of Healthcare SECTORS.

     - You will have limited rights with respect to the Healthcare SECTORS Trust. Your voting rights will be limited to the right to dissolve and liquidate the Healthcare SECTORS Trust. The trustee and Structured Products Corp. may amend any terms of the depositary trust agreement without your consent.

RISK FACTORS SPECIFIC TO THE HEALTHCARE INDUSTRY

In evaluating the underlying securities, you should consider, among other things, the following risk factors specific to the healthcare industry.

     - Healthcare companies stock prices have been and will likely continue to be extremely volatile. The trading prices of the stocks of healthcare companies have been and are likely to be extremely volatile. Healthcare companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including:

          - announcements of technological innovations or new commercial products;

          - developments in patent or proprietary rights;

          - government regulatory initiatives;

          - public concern as to the safety or other implications of products;

          - fluctuations in quarterly and annual financial results; and

          - market conditions.

     - Healthcare companies face uncertainty with respect to pricing and third party reimbursement. Certain healthcare companies will continue to be affected by the efforts of governments and third party payors, such as government health organizations, private health insurers and health maintenance organizations, to contain or reduce healthcare costs. For example, in certain foreign markets pricing or profitability of certain healthcare products and technologies is subject to control. In the United States, there has been, and there will likely to continue to be, a number of federal and state proposals to implement similar government control. Also, an increasing emphasis on managed healthcare in the United States will continue to put pressure on the pricing of the products and technologies of healthcare companies. The announcement or adoption of such proposals could have a material adverse affect on a healthcare companies' business and financial condition. Further, the sales of the products of many healthcare companies are often dependent, in part, on the availability of reimbursement from third party payors. Third party payors are increasingly challenging the prices charged for healthcare products and technologies and denying or limiting coverage for new products. Even if a healthcare company can bring a product or technology to market, there can be no assurance that these products or technologies will be considered cost-effective by third party payors and that sufficient reimbursement will be available to consumers to allow for the sale of the products and services on a profitable basis.

     - Protection of patent and proprietary rights of certain healthcare companies is difficult and costly. The success of many healthcare companies is highly dependent on company's ability to obtain patents on current and future products and technologies, to defend its existing patents and trade secrets and operate in a manner that does not infringe on the proprietary rights of other companies. Patent disputes are frequent and can preclude the successful commercial introduction of products and technologies. As a result, there is significant litigation in the healthcare industry regarding patent and other intellectual property rights. Litigation is costly and could subject a healthcare company to significant liabilities to third parties. In addition, a healthcare company could be forced to obtain costly third-party licenses or cease using the technology or product in dispute.

     - Healthcare companies are subject to extensive government regulation. Products and technologies offered by healthcare companies are subject to strict regulation by the Food and Drug Administration in the United States and similar agencies in other countries. Many of the products will require extensive pre-clinical testing, clinical trials, other testing, government review and final approval before any marketing of the product will be permitted. This procedure could take a number of years and involves the expenditure of substantial resources. The success of a healthcare company's current or future product will depend, in part, upon obtaining and maintaining regulatory approval to market products and, once approved, complying with the continued review by regulatory agencies. The failure to obtain necessary government approvals, the restriction of existing approvals, loss of or changes to previously obtained approvals or the failure to comply with regulatory requirements could result in fines, unanticipated expenditures, product delays, non-approval or recall, interruption of production and even criminal prosecution.

     - Healthcare companies must keep pace with rapid technological change to remain competitive. The healthcare industry is highly competitive and is subject to rapid and significant technological change. Healthcare companies will face continued competition as new products enter the market and advanced technologies become available. The success of a healthcare company will depend on its ability to develop products and technologies that are at least as clinically effective or cost-effective than its competitor's products and technologies or that would render its competitors' products and technologies obsolete or uncompetitive.

     - Results of research and development of new products and technologies are unpredictable. Successful product or technology development in the healthcare industry is very uncertain and only a small number of research and development programs will result in the marketing and sale of a new product or technology. Many products and technologies that appear promising may fail to reach the market for many reasons, including results indicating lack of effectiveness or harmful side effects in clinical or pre-clinical testing, failure to receive necessary regulatory approvals, uneconomical manufacturing costs or competing proprietary rights. In addition, there is no certainty that any product or technology in development will achieve market acceptance from the medical community, third party payors or individual users.

     - Healthcare companies may be exposed to extensive product liability costs. The testing, manufacturing, marketing and sale of many of the products and technologies developed by healthcare companies inherently expose these companies to potential product liability risks. Many healthcare companies obtain limited products liability insurance; further, there can be no assurance that a healthcare company will be able to maintain its product liability insurance, that it will continue to be able to obtain adequate product liability insurance on reasonable terms or that any product liability insurance obtained will provide adequate coverage against potential liabilities.

     - Many healthcare companies are dependent on key personnel for success. The success of many healthcare companies is highly dependent on the experience, abilities and continued services of key executive officers and key scientific personnel. If these companies lose the services of any of these officers or key scientific personnel, their future success could be undermined. The success of many healthcare companies also depends upon their ability to attract and retain other highly qualified scientific, managerial sales and manufacturing personnel and their ability to develop and maintain relationships with qualified clinical researchers. Competition for such personnel and relationships is intense and many of these companies compete with each other and with universities and non-profit research organizations. There is no certainty that any of these healthcare companies will be able to continue to attract and retain qualified personnel or develop and maintain relationships with clinical researchers.

     - Healthcare companies in the biotechnology industry face challenges gaining governmental and consumer acceptance of genetically altered products. Biotechnology companies may be involved in the development of genetically engineered agricultural and food products. The commercial success of these products will depend, in part, on governmental and public acceptance of their cultivation, distribution and consumption. Public attitudes may be influenced by the media and by opponents who claim that genetically engineered products are unsafe for consumption, pose unknown health risks, risks to the environment or to social or economic practices. Biotechnology companies may continue to have to expend significant resources to foster governmental and consumer acceptance of genetically engineered agricultural and food products, particularly in Europe where securing governmental approvals for, and achieving consumer confidence in, these products continues to pose numerous challenges. The success of any genetically engineered agricultural and food products may be delayed or impaired in certain geographical areas due to the existing or future regulatory, legislative or public acceptance issuers. Companies representing the underlying securities of the Healthcare SECTORS may become involved in the development of genetically engineered agricultural and food products.

     - Certain healthcare companies in the pharmaceutical industry face intense competition from new products and less costly generic products. The pharmaceutical industry is highly competitive and rapidly changing. Many pharmaceutical companies are major international corporations with substantial resources for research and development, production and marketing. Proprietary pharmaceutical products, which are products under patent protection, face intense competition from other competitors' similar proprietary products and many pharmaceutical companies also face increasing competition from similar generic products. Generic pharmaceutical competitors generally are able to obtain regulatory approval for drugs no longer covered by patents without investing in costly and time-consuming clinical trials, and need only demonstrate that their product is equivalent to the drug they wish to copy. As a result of their substantially reduced development costs, generic pharmaceutical products are sold at lower prices than the original proprietary product. The introduction of a generic product can significantly reduce revenues received from a patented pharmaceutical product.

RISK FACTORS SPECIFIC TO FOREIGN ISSUERS OF UNDERLYING SECURITIES

     - The international operations of certain companies included in the Healthcare SECTORS expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some of the companies included in the Healthcare SECTORS have international operations which are essential parts of their businesses. The risks of international business that these companies are exposed to include the following:

          - general economic, social and political conditions;

          - the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

          - differing tax rates, tariffs, exchange controls or other similar restrictions;

          - currency fluctuations;

          - changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

          - reduction in the number or capacity of personnel in international markets.

     - It may be impossible for you to initiate legal proceedings or to enforce judgments against certain companies included in the Healthcare
       SECTORS. Some of the companies included in the Healthcare SECTORS were incorporated under the laws of a jurisdiction other than the United States, and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on these companies included in the Healthcare SECTORS or to enforce judgments made against them in courts in the United States based on civil liability provisions of the United States securities laws. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     - Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Healthcare
       SECTORS. Holders of American depositary shares, including those underlying the Healthcare SECTORS, may only exercise voting rights with respect to the securities represented by the American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holders of the American depositary shares. Even then, holders of American depository shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the issuer of the securities underlying the American depositary shares. These required steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     - The low trading volume of certain underlying securities on a United States stock exchange may result in a decline in the market price of the Healthcare SECTORS. The primary trading market of some of the underlying securities of the Healthcare SECTORS are not United States stock exchanges; accordingly, the trading volume of some of the underlying securities may be very low, which could adversely affect the Healthcare SECTORS. In some cases, the trading volume of certain underlying securities on a United States stock exchange is or may become limited. A low trading volume or liquidity of any of the underlying securities on United States stock exchange may result in a decline of the market price of that underlying security and of the Healthcare SECTORS.

     - Exchange rate fluctuations could result in a decline of the market price of some of the underlying securities included in the Healthcare SECTORS and the value of the dividends paid by those companies. The result of operations and the financial position of some of the companies underlying the Healthcare SECTORS are reported in local currencies. Exchange rate fluctuations between these currencies and the United States dollar may result in a decline in the market price of the corresponding United States exchange listed security and the Healthcare SECTORS. In addition, any dividends that are declared by foreign issuers of underlying securities will probably not be in United States dollars. As a result, exchange rate fluctuations may also negatively affect the value of dividends declared by certain companies included in the Healthcare SECTORS.

                             AVAILABLE INFORMATION

     Structured Products Corp., as initial depositor, has filed a registration statement, of which this prospectus forms a part, which contains additional information not included in the prospectus with the Securities and Exchange Commission.

     You may read and copy any document Salomon Smith Barney Inc. files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Structured Products Corp.'s SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Structured Products Corp. will not file any reports on its own behalf pursuant to the Securities Exchange Act of 1934. Healthcare SECTORS Trust will file modified reports pursuant to the Exchange Act.

     Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference rooms or accessed through the SEC's web site set forth above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information by foreign issuers differ from those of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information through the SEC's electronic filing system. Therefore, information regarding foreign issuers may not be accessible through the SEC's web site. Information regarding the issuers of the underlying securities may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     You should rely only on the information incorporated by reference or provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

                            HEALTHCARE SECTORS TRUST

     The Healthcare SECTORS Trust will be formed pursuant to the depositary
trust agreement, dated as of         , 2001. U.S. Bank Trust National
Association will be the trustee. The Healthcare SECTORS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Healthcare SECTORS Trust is intended to hold deposited shares of the underlying securities for the benefit of owners of the Healthcare SECTORS. The trustee will perform only administrative and ministerial acts. The property of the Healthcare SECTORS Trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The Healthcare SECTORS Trust will not have the power to vary the investment of the holders of
Healthcare SECTORS. The Healthcare SECTORS Trust will terminate on           ,
2041, or earlier if a termination event occurs.

                     DESCRIPTION OF THE HEALTHCARE SECTORS

     The Healthcare SECTORS Trust will issue the Healthcare SECTORS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." After the initial offering, the Healthcare SECTORS Trust may issue additional Healthcare SECTORS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

GENERAL

     You may only acquire, hold, trade and surrender the Healthcare SECTORS in round lots of 100 Healthcare SECTORS. The Healthcare SECTORS Trust will only issue the Healthcare SECTORS upon the deposit of the whole shares of underlying securities that are represented by a round lot of 100 Healthcare SECTORS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round lot of the Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum of more than one round lot of 100 Healthcare SECTORS for an issuance so that the Healthcare SECTORS Trust will always receive whole share amounts of underlying securities in exchange for issuance of the Healthcare SECTORS.

     The Healthcare SECTORS will represent your individual and undivided beneficial ownership interest in the underlying securities held by the trust. The specific share amounts for each round lot of 100 Healthcare SECTORS are set
forth in the chart below and were determined on             , 2001.

     The share amounts set forth below will not change, except for changes due to corporate events such as stock splits or reverse stock splits on the underlying securities, stock distributions and reconstitution events. Because the initial weightings are a function of market price, it is expected that weightings will change substantially over time, including during the period
between             , 2001 and the date the Healthcare SECTORS are first issued to the public.

     The initial public offering price for each round lot of 100 Healthcare SECTORS will equal the sum of the closing market price of each underlying security on the date the Healthcare SECTORS are priced for initial sale to the public multiplied by the share amount appearing in the table below, plus an underwriting fee.

     After the initial offering, you may acquire the Healthcare SECTORS in two ways:

     - through a deposit of the required number of shares of underlying securities with the trustee or

     - through a cash purchase in the secondary trading market.

     The chart set forth below provides the names of the 37 issuers of the underlying securities represented by the Healthcare SECTORS, stock ticker symbols, share amounts represented by each round lot of 100 Healthcare SECTORS,
initial weightings as of             , 2001, and the principal market on which
the underlying securities are traded.

                                                                            PRIMARY
                                                     SHARE      INITIAL     TRADING
NAME OF COMPANY                           SYMBOL    AMOUNTS    WEIGHTING    MARKET
---------------                           ------    -------    ---------    -------
Abbott Laboratories                        ABT         6         3.88%       NYSE
American Home Products Corp.               AHP         4         3.06%       NYSE
Amgen Inc.                                 AGN         5         4.05%      NASDAQ
AstraZeneca PLC*                           AZN         8         4.83%       NYSE
Aventis*                                   AVE         3         2.78%       NYSE
Barr Laboratories, Inc.                    BRL         4         3.08%       NYSE
Baxter International Inc.                  BAX         3         3.61%       NYSE
Beckman Coulter Inc.                       BEC         7         3.14%       NYSE
Biogen, Inc.                              BGEN         1          .78%      NASDAQ
Bristol-Myers Squibb Co.                   BMY         4         2.69%       NYSE
Cardinal Health, Inc.                      CAH         2         1.66%       NYSE
Celltech Group PLC*                        CLL         5         2.13%       NYSE
CIGNA Corp.                                CI          1         1.15%       NYSE

                                                                            PRIMARY
                                                     SHARE      INITIAL     TRADING
NAME OF COMPANY                           SYMBOL    AMOUNTS    WEIGHTING    MARKET
---------------                           ------    -------    ---------    -------
Elan Corporation PLC*                      ELN         1          .69%       NYSE
Eli Lilly and Co.                          LLY         3         3.14%       NYSE
Forest Laboratories, Inc.                  FRX         4         3.44%       NYSE
Genentech                                  DNA         6         3.80%       NYSE
Genzyme Corp.                             GENZ         2         2.68%      NASDAQ
Guidant Corp.                              GDT         2          .91%       NYSE
HCA - The Healthcare Co.                   HCA         5         2.25%       NYSE
Idec Pharmaceuticals Corp.                IDPH         3         2.21%      NASDAQ
Immunex Corp.                             IMNX         9         1.95%      NASDAQ
IMS Health Inc.                            RX          4         1.42%       NYSE
Johnson & Johnson                          ANJ         3         3.63%       NYSE
MedImmune, Inc.                           MEDI         2         1.02%      NASDAQ
Medtronic, Inc.                            MDT         9         4.89%       NYSE
Merck & Co., Inc.                          MRK         3         2.75%       NYSE
Millennium Pharmaceuticals, Inc.          MLNM         4         2.16%      NASDAQ
MiniMed Inc.                              MNMD         4         2.19%      NASDAQ
Novartis AG*                               NVS         8         3.98%       NYSE
Pfizer Inc.                                PFE         9         4.84%       NYSE
Pharmacia Corp.                            PHA         8         4.84%       NYSE
Schering AG*                               SHR         3         1.95%       NYSE
Schering-Plough Corp.                      SGP         5         2.54%       NYSE
Shire Pharmaceuticals Group,PLC*          SHPGY        3         1.77%      NASDAQ
Stryker Corp.                              SYK         3         2.11%       NYSE
Watson Pharmaceuticals, Inc.               WPI         3         2.04%       NYSE

---------------
     * The securities of these non-U.S. companies trade in the United States as American depository receipts.

     Beneficial owners of the Healthcare SECTORS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the Healthcare SECTORS Trust. These include the right of investors to instruct the trustee to vote the underlying securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee, as well as the right to cancel the Healthcare SECTORS to receive the underlying securities. The Healthcare SECTORS are not intended to change your beneficial ownership obligations under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act, with respect to the underlying securities from that which would apply if you owned the underlying securities directly.

     The Healthcare SECTORS Trust will not publish or otherwise calculate net asset value per receipt. The Healthcare SECTORS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of the Healthcare SECTORS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Healthcare SECTORS and receive all of the underlying securities. Such cancellation will require payment of fees and expenses as described in "Description of the Healthcare SECTORS -- Withdrawal of Underlying Securities."

     We will apply to list the Healthcare SECTORS on the American Stock Exchange
under the symbol "     ". Trading will take place only in round lots of 100
Healthcare SECTORS. A minimum of 150,000 Healthcare SECTORS will be required to be outstanding when trading begins. Bid and ask prices will be quoted per single Healthcare SECTORS, even though investors will only be able to acquire, hold, transfer and surrender in round lots of 100 Healthcare SECTORS.

CREATION, SURRENDER AND CANCELLATION OF THE HEALTHCARE SECTORS

     You may only create and cancel Healthcare SECTORS in round lots of 100 Healthcare SECTORS. You may create Healthcare SECTORS by delivering to the trustee the requisite underlying securities. The Healthcare SECTORS Trust will only issue the Healthcare SECTORS upon the deposit of the whole shares represented by a round lot of 100 Healthcare SECTORS. In the event that a fractional share is represented in a round lot of Healthcare SECTORS, the Healthcare SECTORS Trust may require a minimum of more than one round lot of 100 Healthcare SECTORS so that only whole share amounts of the underlying securities are deposited with the Healthcare SECTORS Trust. Similarly, you must surrender Healthcare SECTORS in integral multiples of 100 Healthcare SECTORS to withdraw deposited shares from the Healthcare SECTORS Trust. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Healthcare SECTORS would otherwise require the delivery of fractional shares, the Healthcare SECTORS Trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     You may surrender your Healthcare SECTORS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender your Healthcare SECTORS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round lot of 100 Healthcare SECTORS.

     If you choose to deposit underlying securities in order to receive Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     The depositary trust agreement provides for further issuances of the Healthcare SECTORS on a continuous basis without your consent.

RIGHTS RELATING TO THE HEALTHCARE SECTORS

     Under the depositary trust agreement, the beneficial owners of the Healthcare SECTORS, other than Salomon Smith Barney Inc. owning Healthcare SECTORS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the Healthcare SECTORS Trust.

RIGHTS RELATING TO THE UNDERLYING SECURITIES

     The trustee will deliver proxy soliciting materials provided by issuers of the underlying securities to enable you to give the trustee voting instructions on matters under consideration at any annual or special meetings held by issuers of the underlying securities. If you wish to participate in a tender offer for any of the underlying securities, you must obtain that security by surrendering your Healthcare SECTORS and receiving all of your underlying securities.

     You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it makes these distributions as promptly as practicable after the date which it receives the distribution. However, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the Healthcare SECTORS Trust and will become part of the

Healthcare SECTORS if such securities are listed for trading on a national securities exchange in the United States or through NASDAQ. You will be obligated to pay any tax or other charge that may become due with respect to the Healthcare SECTORS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     With respect to dividend payments and voting instructions, the trustee will fix the record dates of the Healthcare SECTORS Trust as close as possible to the record date fixed by the issuer of the underlying securities.

RECONSTITUTION EVENTS

     The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

     - If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Healthcare SECTORS.

     - If the SEC finds that an issuer of an underlying security should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Healthcare SECTORS.

     - If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, its securities will no longer be an underlying security and the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of the Healthcare SECTORS, unless the consideration received is securities that are listed for trading on a national securities exchange in the United States or through NASDAQ. In this case, the securities received will be treated as additional underlying securities and will be deposited into the Healthcare SECTORS Trust.

     - If an issuer's underlying securities are delisted from trading on a national securities exchange in the United States or through NASDAQ and are not listed for trading on another national securities exchange in the United States or through NASDAQ within five business days from the date such securities are delisted, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the beneficial owners of the Healthcare SECTORS.

     If a reconstitution event occurs, the trustee will deliver the underlying securities to you as promptly as practicable after the date of the occurrence of a reconstitution event. However, any distributions of securities that are listed for trading on a national securities exchange in the United States or through NASDAQ will be deposited into the trust and will become part of the Healthcare SECTORS.

TERMINATION OF THE HEALTHCARE SECTORS TRUST

     Any of the following will constitute a termination event:

     - The Healthcare SECTORS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange in the United States or through NASDAQ within five business days from the date the Healthcare SECTORS are delisted.

     - The trustee resigns and no successor trustee is appointed within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign.

     - 75% of beneficial owners of outstanding Healthcare SECTORS vote to dissolve and liquidate the Healthcare SECTORS Trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs, and the beneficial owners of the Healthcare SECTORS will surrender their Healthcare SECTORS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities.

FEES

     After the initial public offering, the Healthcare SECTORS Trust expects to issue additional Healthcare SECTORS. If you wish to create Healthcare SECTORS by delivering to the Healthcare SECTORS Trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round lot of 100 Healthcare SECTORS. If you wish to cancel your Healthcare SECTORS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round lot of 100 Healthcare SECTORS cancelled. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     If you choose to create Healthcare SECTORS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Salomon Smith Barney Inc. or another broker.

     U.S. Bank Trust National Association, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round lot of 100 Healthcare SECTORS. This fee will be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Healthcare SECTORS, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recover unpaid custody fees from prior years.

GOVERNING LAW

     The Healthcare SECTORS will be governed by the laws of the state of New
York.

BOOK-ENTRY ONLY ISSUANCE

     The Depository Trust Company, or DTC, will act as securities depositary for the Healthcare SECTORS. The Healthcare SECTORS will be issued only as fully-registered securities registered in the name of DTC's nominee, Cede & Co. One or more fully-registered global Healthcare SECTORS certificates, representing the total aggregate number of Healthcare SECTORS, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the global Healthcare SECTORS as represented by a global certificate.

     DTC has advised Structured Products Corp. as follows: DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under section 17A of the Securities Exchange Act of 1934. The rules applicable to DTC and its participants are on file with the SEC. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

     Purchases of the Healthcare SECTORS within the DTC system must be made by or through direct participants, which will receive a credit for the Healthcare SECTORS on DTC's records. The ownership interest of each beneficial owner actually purchasing the Healthcare SECTORS will be recorded on the direct participants' and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased the Healthcare SECTORS. Transfers of ownership interests in the Healthcare SECTORS are to be accomplished by entries made on the books of participants and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Healthcare SECTORS, except in the event that use of the book-entry system for the Healthcare SECTORS is discontinued. Account holders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the Healthcare SECTORS through the accounts each such system maintains as a participant in DTC.

     To facilitate subsequent transfers, all the Healthcare SECTORS deposited by participants with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of Healthcare SECTORS with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership, and DTC has no knowledge of the actual beneficial owners of the Healthcare SECTORS. DTC's records reflect only the identity of the direct participants to whose accounts such Healthcare SECTORS are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

     Although voting with respect to the Healthcare SECTORS is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Healthcare SECTORS. Under its usual procedures, DTC would mail an Omnibus Proxy to the Healthcare SECTORS Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co. consenting or voting rights for those direct participants to whose accounts the Healthcare SECTORS are credited on the record date, identified in a listing attached to the Omnibus Proxy. Structured Products Corp. and the Healthcare SECTORS Trust believe that the arrangements among DTC, direct and indirect participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Healthcare SECTORS Trust.

     Payments on the Healthcare SECTORS will be made to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and such payments will be the responsibility of such participant and not of DTC, the Healthcare SECTORS Trust or Structured Products Corp., subject to any statutory or regulatory requirements to the contrary that may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Healthcare SECTORS Trust, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     Except as provided in the next paragraph, a beneficial owner in a global Healthcare SECTORS will not be entitled to receive physical delivery of Healthcare SECTORS. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the Healthcare SECTORS.

     DTC may discontinue providing its services as securities depositary with respect to the Healthcare SECTORS at any time by giving reasonable notice to Healthcare SECTORS Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Healthcare SECTORS certificates are required to be printed and delivered. Additionally, the trustee with the consent of Structured Products Corp., may decide to discontinue use of the system of book-entry transfers through DTC or any successor depositary with respect to the Healthcare SECTORS. In that event, certificates for the Healthcare SECTORS will be printed and delivered.

     The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Structured Products Corp. and the Healthcare SECTORS Trust believe to be reliable, but neither Structured Products Corp. nor the Healthcare SECTORS Trust takes responsibility for the accuracy thereof.

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     The Healthcare SECTORS will be issued pursuant to a depositary trust
agreement, dated as of             , 2001, among Structured Products Corp., as
initial depositor, U.S. Bank Trust National Association, as trustee, other depositors and the owners of the Healthcare SECTORS. The depositary trust agreement provides that the Healthcare SECTORS will represent undivided beneficial ownership interests in the common stock of the underlying companies.

     U.S. Bank Trust National Association will serve as trustee. The address of the trustee is 100 Wall Street, Suite 1600, New York, New York 10005 and its telephone number is (212) 361-2519.

     The trustee and the initial depositor may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Healthcare SECTORS, provided that the trustee or initial depositor is provided with an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust or custodial arrangement for U.S. federal income tax purposes. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of the Healthcare SECTORS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of the Healthcare SECTORS will not become effective until 30 days after notice of the amendment is given to the owners of Healthcare SECTORS.

     The depositary trust agreement will be governed by the laws of the state of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     The underlying securities are the common stocks or American depository shares of a group of 37 specified companies. The following criteria were used in
selecting the underlying securities on             , 2001:

     - registration under Section 12 of the Securities Exchange Act;

     - market capitalization equal to or greater than $75 million;

     - a trading history of at least one year; and

     - investment research by Salomon Smith Barney Inc. on the healthcare industry.

     The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. In determining whether a company was to be considered for inclusion in the Healthcare SECTORS, Structured Products Corp. examined available public information about the company, including analysts' reports and other independent market sources.

     The underlying securities of the Healthcare SECTORS were selected by Structured Products Corp., based on the investment research of Salomon Smith Barney Inc., from the following subsectors of the healthcare industry: United States pharmaceuticals, European pharmaceuticals, generic and specialty pharmaceuticals, medical devices, biotechnology and healthcare services (health maintenance organizations, hospitals and distributors). Selection criteria included the longevity of the Healthcare SECTORS, the current performance of the companies and an assessment of prospects of growth and profitability. Asset allocation for each particular subsector was determined by assessing trends and weighting the various subsectors accordingly. Within each of the subsectors, the individual underlying securities were weighted based upon an assessment of current performance, valuation, prospects of competitive advantage, product pipeline and future growth. Because of the long term nature of the Healthcare SECTORS, current valuations do not carry as much weight as they would for an investment of a shorter duration. All the criteria described above were applied in the sole discretion of Structured Products Corp. The ultimate determination of the inclusion of the underlying securities in the Healthcare SECTORS rested solely in the discretion of Structured Products Corp. Neither Salomon Smith Barney Inc. nor Structured Products Corp. have made any investigation or review of the issuers of the underlying securities except in connection with Salomon Smith Barney Inc.'s investment research on the issuers, which provided information used in applying the selection criteria. All determinations made by Structured Products Corp. were based solely on publicly available information, which neither Salomon Smith Barney Inc. nor Structured Products Corp. independently verified and for the accuracy of which neither takes responsibility. A decision by you to invest in Healthcare SECTORS must be made by you on the basis of your evaluation of the underlying securities and not on the basis of the selection criteria or the application by Structured Products Corp. of these criteria.

     For a list of the underlying securities represented by the Healthcare SECTORS, please refer to "Description of the Healthcare SECTORS" in this prospectus. If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be provided to you from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

     Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the Healthcare SECTORS Trust, the trustee, Structured Products Corp., Salomon Smith Barney Inc. or any of their affiliates.

                  HISTORICAL DATA ON THE UNDERLYING SECURITIES

     The following table and graph set forth the composite performance of all of the underlying securities represented by a single Healthcare SECTORS, measured at the close of each month from January 30, 1998 to present. The performance table and graph data are adjusted to reflect any stock splits and stock dividends that may have occurred over the measurement period. Past movements of the prices of the underlying securities are not necessarily indicative of future prices.

DATE                                                          CLOSING PRICE
----                                                          -------------
January 30, 1998............................................     $ 47.39
February 27, 1998...........................................       50.21
March 31, 1998..............................................       52.17
April 30, 1998..............................................       52.59
May 29, 1998................................................       52.18
June 30, 1998...............................................       54.10
July 31, 1998...............................................       54.37
August 31, 1998.............................................       48.30
September 30, 1998..........................................       52.98
October 30, 1998............................................       54.41
November 30, 1998...........................................       58.08
December 31, 1998...........................................       62.72
January 29, 1999............................................       63.04
February 26, 1999...........................................       60.87
March 31, 1999..............................................       62.04
April 30, 1999..............................................       58.99
May 31, 1999................................................       58.37
June 30, 1999...............................................       60.40
July 30, 1999...............................................       59.39
August 31, 1999.............................................       62.36
September 30, 1999..........................................       57.61
October 29, 1999............................................       61.55
November 30, 1999...........................................       63.75
December 31, 1999...........................................       64.86
January 31, 2000............................................       68.49
February 29, 2000...........................................       72.80
March 31, 2000..............................................       73.49
April 28, 2000..............................................       72.09
May 31, 2000................................................       72.63
June 30, 2000...............................................       83.92
July 31, 2000...............................................       82.77
August 31, 2000.............................................       88.00
September 29, 2000..........................................       90.50
October 31, 2000............................................       89.67
November 30, 2000...........................................       88.78
December 29, 2000...........................................       92.23
January 31, 2001............................................       84.24
February 29, 2001...........................................       83.65
March 30, 2001..............................................       76.38
April 30, 2001..............................................       78.71
May 22, 2001................................................       81.83

                HISTORICAL PERFORMANCE OF THE UNDERLYING STOCKS

                                    [GRAPH]

     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the securities' quarterly closing prices, as reported by the applicable securities exchange and as adjusted to reflect stock splits and stock dividends. An asterisk (*) denotes that no shares of the issuer were trading on a United States stock market during that quarter. The historical prices of the underlying securities should not be taken as an indication of future performance.

                              ABBOTT LABORATORIES

     Abbott Laboratories' principal business is the discovery, development, manufacture and sale of a broad and diversified line of health care products and services.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   20.3750   0.105   First    28.0625   0.120   First    37.6563   0.135
    Second  21.7500   0.120   Second   33.3750   0.135   Second   41.0000   0.150
    Third   24.6250   0.120   Third    31.9688   0.135   Third    43.4375   0.150
    Fourth  25.3750   0.120   Fourth   32.7500   0.135   Fourth   49.0000   0.150

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    46.8125   0.150   First    35.1875   0.170   First   47.1900   0.190
<$d
     Second   45.3750   0.170   Second   44.5625   0.190
<$d
     Third    36.6875   0.170   Third    47.5625   0.190
<$d
     Fourth   36.3125   0.170   Fourth   48.4375   0.190

     The closing price of the common stock of Abbott Laboratories on      , 2001
was $     . During the period reflected in the above table, Abbott Laboratories split its common stock 2-for-1 on June 1, 1998. The data appearing in the above table has been adjusted to reflect this split.

                          AMERICAN HOME PRODUCTS CORP

     American Home Products Corporation is currently engaged in the discovery, development, manufacture, distribution and sale of a diversified line of products in two primary businesses: Pharmaceuticals and Consumer Health Care. Pharmaceuticals include branded and generic human ethical pharmaceuticals, biologicals, nutritionals, and animal biologicals and pharmaceuticals. Consumer Health Care products include analgesics, cough, cold and allergy remedies, nutritional supplements, herbal products, and hemorrhoidal, antacid, asthma and other relief items sold over-the-counter.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   27.0938   0.193   First    30.0000   0.205   First    47.6875   0.215
    Second  30.0625   0.193   Second   38.2500   0.205   Second   51.7500   0.215
    Third   31.8750   0.193   Third    36.5000   0.205   Third    52.6250   0.215
    Fourth  29.3125   0.205   Fourth   38.2500   0.215   Fourth   56.3750   0.225

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
<$d
     First    65.2500   0.225   First    53.7500   0.230   First   58.7500   0.230
<$d
     Second   57.3750   0.225   Second   58.7500   0.230
<$d
     Third    41.5000   0.225   Third    56.4375   0.230
<$d
     Fourth   39.2500   0.230   Fourth   63.5500   0.230

     The closing price of the common stock of American Home Products on
        , 2001 was $            . During the period reflected in the above
table, American Home Products split its common stock 2-for-1 on each of May 7, 1996 and May 6, 1998. The data appearing in the above table has been adjusted to reflect each of these splits.

                                   AMGEN INC.

     Amgen, Inc. is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology. Amgen manufactures and markets four human therapeutic products and uses wholesale distributors of pharmaceutical products as the principal means of distributing its products to clinics, hospitals and pharmacies.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   14.5313   0.000   First    13.9688   0.000   First    15.2188   0.000
    Second  13.5000   0.000   Second   14.5313   0.000   Second   16.3438   0.000
    Third   15.7813   0.000   Third    11.9844   0.000   Third    18.8906   0.000
    Fourth  13.5938   0.000   Fourth   13.5313   0.000   Fourth   26.1406   0.000

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    37.4375   0.000   First    61.3750   0.000   First   60.1875   0.000
<$d
     Second   30.4375   0.000   Second   70.2500   0.000
<$d
     Third    40.7500   0.000   Third    69.8281   0.000
<$d
     Fourth   60.0625   0.000   Fourth   63.9375   0.000

     The closing price of the common stock of Amgen on             , 2001 was
$            . During the period reflected in the above table, Amgen split its common stock 2-for-1 on each of March 1, 1999 and November 22, 1999. The data appearing in the above table has been adjusted to reflect each of these splits. Amgen has never paid dividends on its common stock.

                                ASTRAZENECA PLC

     AstraZeneca is a major international Healthcare business engaged in the research, development, manufacture and marketing of ethical (prescription) pharmaceuticals and the supply of Healthcare services. It is one of the top five pharmaceutical companies in the world with leading positions in sales of gastrointestinal, oncology, anaesthesia (including pain management), cardiovascular, central nervous system (CNS) and respiratory products. Shares of AstraZeneca also trade on the London International Stock Exchange.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   20.7689   0.000   First    27.6918   0.000   First    42.8409   0.000
    Second  21.9091   0.317   Second   32.3343   0.387   Second   42.8816   0.441
    Third   24.1896   0.000   Third    31.8049   0.000   Third    34.2075   0.000
    Fourth  27.366    0.218   Fourth   35.1849   0.239   Fourth   43.8590   0.247

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    45.9969   0.000   First    39.5830   0.000   First    48.25    0.000
<$d
     Second   38.3002   0.446   Second   45.4472   0.470
<$d
     Third    41.2934   0.000   Third    51.3724   0.000
<$d
     Fourth   40.8047   0.230   Fourth   51.5000   0.230

     The closing price of the American depository shares of AstraZeneca on
        , 2001 was $     . During the period reflected in the above table,
AstraZeneca split its American depository shares 3-for-1 on April 8, 1998. The data appearing in the above table has been adjusted to reflect this split.

                                    AVENTIS

     Aventis is a leader in the global life sciences industry, providing innovative products and services for health and nutrition. Its core competencies are in the global fields of prescription drugs, vaccines, therapeutic proteins, diagnostics and crop sciences, as well as in the fields of animal health and nutrition. Shares of Aventis also trade on the Paris Stock Exchange.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   25.8750   0.000   First    33.2500   0.000   First    50.3750   0.000
    Second  26.5000   0.000   Second   41.6250   0.000   Second   56.1875   0.468
    Third   28.0000   0.435   Third    40.4375   0.447   Third    41.7500   0.000
    Fourth  33.8750   0.000   Fourth   44.1875   0.000   Fourth   50.2500   0.000

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    44.0000   0.000   First    54.0000   0.000   First   76.8500   0.000
<$d
     Second   46.3125   0.479   Second   72.5625   0.322
<$d
     Third    51.2500   0.000   Third    75.3125   0.000
<$d
     Fourth   56.8750   0.000   Fourth   84.2500   0.000

     The closing price of the American depository shares of Aventis on         ,
2001 was $     .

                            BARR LABORATORIES, INC.

     Barr Laboratories, Inc. is an established specialty pharmaceutical company engaged in the development, manufacture and marketing of generic and proprietary prescription pharmaceuticals. Barr's product line is principally focused on the development and marketing of generic and proprietary products in the oncology, female healthcare (including hormone replacement and oral contraceptives) and cardiovascular therapeutic categories. In addition, Barr also maintains active development and marketing efforts in a second tier of therapeutic categories including anti-infectives, pain management and psychotherapeutic agents.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   10.9444   0.000   First    17.1111   0.000   First    26.9167   0.000
    Second  11.4444   0.000   Second   29.3333   0.000   Second   26.5000   0.000
    Third   12.6111   0.000   Third    26.0000   0.000   Third    20.2500   0.000
    Fourth  11.2778   0.000   Fourth   22.7500   0.000   Fourth   32.0000   0.000

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    20.3333   0.000   First    28.0000   0.000   First   57.1700   0.000
<$d
     Second   26.5833   0.000   Second   44.8125   0.000
<$d
     Third    21.1667   0.000   Third    66.3125   0.000
<$d
     Fourth   20.9167   0.000   Fourth   72.9375   0.000

     The closing price of the common stock of Barr on         , 2001 was $     .
During the period reflected in the above table, Barr split its common stock 3-for-2 on each of March 26, 1996, May 8, 1997 and June 29, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. Barr has never paid dividends on its common stock.

                           BAXTER INTERNATIONAL INC.

     Baxter International Inc. engages in the worldwide development, manufacture and distribution of a diversified line of products, systems and services used primarily in the healthcare field. Baxter International manufactures products in 27 countries and sells them in over 100 countries. Its products are used by hospitals, clinical and medical research laboratories, blood and blood dialysis centers, rehabilitation centers, nursing homes, doctors' offices and by patients, at home, under physician supervision.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   40.2412   0.283   First    41.2332   0.283   First    52.7068   0.291
    Second  42.0198   0.283   Second   50.0176   0.283   Second   51.4518   0.291
    Third   41.3528   0.303   Third    49.9579   0.283   Third    57.0691   0.291
    Fourth  39.2014   0.303   Fourth   48.2249   0.283   Fourth   61.4912   0.291

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    63.1047   0.291   First    59.9375   0.291   First    94.140   1.164
<$d
     Second   57.9655   0.291   Second   70.3125
<$d
     Third    57.6069   0.291   Third    79.8125
<$d
     Fourth   60.0570   0.291   Fourth   88.3125

     The closing price of the common stock of Baxter International on        ,
2001 was $     .

                              BECKMAN COULTER INC.

     Beckman Coulter, Inc. simplifies and automates laboratory processes used in all phases of the battle against disease. The company designs, manufactures and markets systems which consist of instruments, chemistries, software and supplies that meet a variety of laboratory needs. Its products are used in a range of applications, from instruments used for pioneering medical research, clinical trials and drug discovery to diagnostic tools found in hospitals and physicians' offices. Beckman Coulter's product lines include virtually all blood tests routinely performed in hospital laboratories and a range of systems for medical and pharmaceutical research.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   19.5000   0.065   First    21.0000   0.075   First    28.6563   0.075
    Second  18.8750   0.065   Second   24.1250   0.075   Second   29.1250   0.075
    Third   19.4375   0.065   Third    21.2813   0.075   Third    25.8125   0.075
    Fourth  19.1875   0.065   Fourth   20.0000   0.075   Fourth   27.1250   0.080

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    22.1250   0.080   First    32.0938   0.080   First   39.0900   0.850
<$d
     Second   24.3125   0.080   Second   29.2070   0.080
<$d
     Third    22.5625   0.080   Third    38.5625   0.080
<$d
     Fourth   25.4375   0.080   Fourth   41.9375   0.850

     The closing price of the common stock of Beckman Coulter on        , 2001
was $     . During the period reflected in the above table, Beckman Coulter split its common stock 2-for-1 on December 8, 2000. The data appearing in the above table has been adjusted to reflect this split.

                                  BIOGEN INC.

     Biogen, Inc. is a biopharmaceutical company principally engaged in the business of developing, manufacturing and marketing drugs for human health care. Biogen currently derives revenues from sales of its product for the treatment of relapsing forms of multiple sclerosis and from royalties on worldwide sales by the Biogen's licensees of a number of products covered under patents controlled by Biogen.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   14.8750   0.000   First    18.6875   0.000   First    24.0938   0.000
    Second  13.7188   0.000   Second   16.9375   0.000   Second   24.5000   0.000
    Third   19.0000   0.000   Third    16.2188   0.000   Third    32.9063   0.000
    Fourth  19.3750   0.000   Fourth   18.1875   0.000   Fourth   41.5000   0.000

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First     57.153   0.000   First    69.8750   0.000   First   63.3125   0.000
<$d
     Second   64.3125   0.000   Second   64.5000   0.000
<$d
     Third    78.8125   0.000   Third    61.0000   0.000
<$d
     Fourth   84.5000   0.000   Fourth   60.0625   0.000

     The closing price of the common stock of Biogen on        , 2001 was
$     . During the period reflected in the above table, Biogen split its common stock 2-for-1 on each of November 18, 1996 and June 28, 1999. The data appearing in the above table has been adjusted to reflect each of these splits. Biogen has never paid dividends on its common stock.

                          BRISTOL-MYERS SQUIBB COMPANY

     Bristol-Myers Squibb Company, through its divisions and subsidiaries, is a producer and distributor of consumer medicines, pharmaceuticals, nutritionals, medical devices and beauty care products.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   21.3984   0.188   First    29.5000   0.190   First    52.1563   0.195
    Second  22.5000   0.188   Second   40.5000   0.190   Second   57.4688   0.195
    Third   24.0938   0.188   Third    41.3750   0.190   Third    51.9375   0.195
    Fourth  27.2500   0.188   Fourth   47.3125   0.190   Fourth   66.9063   0.195

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    64.1250   0.215   First    57.1250   0.245   First   59.4000   0.275
<$d
     Second   70.4375   0.215   Second   58.2500   0.245
<$d
     Third    67.5000   0.215   Third    57.5000   0.245
<$d
     Fourth   64.1875   0.215   Fourth   73.9375   0.245

     The closing price of the common stock of Bristol-Myers Squibb on        ,
2001 was $     . During the period reflected in the above table, Bristol-Myers
Squibb split its common stock 2-for-1 on each of March 3, 1997 and March 1, 1999. The data appearing in the above table has been adjusted to reflect each of these splits.

                             CARDINAL HEALTH, INC.

     Cardinal Health, Inc. is structured as a holding company conducting business through a number of separate operating subsidiaries. Cardinal Health is a leading provider of products and services to Healthcare providers and manufacturers to help them improve the efficiency and quality of Healthcare. These services and products include Pharmaceutical Distribution and Provider Services, Medical-Surgical Products and Services, Pharmaceutical Technologies and Services and Automation and Information Services.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   19.0370   0.009   First    24.1667   0.011   First    39.1944   0.011
    Second.. 21.3704  0.009   Second   25.4444   0.011   Second   41.6667   0.013
    Third.. 24.4815   0.009   Third    31.5556   0.011   Third    45.8889   0.013
    Fourth.. 25.8889  0.009   Fourth   33.3889   0.011   Fourth   50.5833   0.017

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   -----   -------   -----
     First    44.0000   0.017   First    30.5833   0.017   First   64.5000   0.020
<$d
     Second   42.7500   0.017   Second   49.3333   0.017
<$d
     Third    36.3333   0.017   Third    58.7917   0.020
<$d
     Fourth   31.9167   0.017   Fourth   66.4167   0.020

     The closing price of the common stock of Cardinal Health on             ,
2001 was $     . During the period reflected in the above table, Cardinal Health split its common stock 3-for-2 on each of December 17, 1996, November 2, 1998 and April 23, 2001. The data appearing in the above table has been adjusted to reflect each of these splits.

                               CELLTECH GROUP PLC

     Celltech is one of the largest European-based biopharmaceutical companies. It possesses significant discovery and development capabilities, a broad late-stage pipeline, and an international pharmaceutical business which includes substantial US operations. Celltech's discovery and development activities are focused on immune and inflammatory diseases, cancer and bone disorders. Shares of Celltech also trade on the London International Stock Exchange.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First      *        *     First       *        *     First       *        *
    Second     *        *     Second      *        *     Second      *        *
    Third      *        *     Third       *        *     Third       *        *
    Fourth     *        *     Fourth      *        *     Fourth      *        *

              CLOSING   DIVI-            CLOSING   DIVI-           CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS   2001     PRICE    DENDS
     ------   -------   -----    ----    -------   -----   -----   -------   -----
     First       *        *     First    34.7500   0.000   First   33.3000   0.000
<$d
     Second      *        *     Second   37.8750   0.000
<$d
     Third       *        *     Third    39.1250   0.000
<$d
     Fourth      *        *     Fourth   32.5000   0.000

     The closing price of the common stock of Celltech on        , 2001 was
$     . Celltech has never paid dividends on its common stock.

                               CIGNA CORPORATION

     CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned employee benefits organizations in the United States. Its subsidiaries are major providers of employee benefits offered through the workplace, including health care products and services, group life, accident and disability insurance, retirement products and services and investment management.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First   38.0833   0.253   First   48.6667   0.267   First   68.3333   0.277
    Second  39.2917   0.267   Second  59.1667   0.277   Second  69.0000   0.287
    Third   39.9583   0.267   Third   62.0833   0.277   Third   66.1250   0.287
    Fourth  45.5417   0.267   Fourth  57.4583   0.277   Fourth  77.3125   0.287

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
<$d
     First   83.8125   0.287   First   75.7500   0.300   First  107.360   0.310
<$d
     Second  89.0000   0.300   Second  93.5000   0.310
<$d
     Third   77.7500   0.300   Third   104.400   0.310
<$d
     Fourth  80.5625   0.300   Fourth  132.300   0.310

     The closing price of the common stock of CIGNA on             , 2001 was
$       . During the period reflected in the above table, CIGNA split its common stock 3-for-1 on May 18, 1998. The data appearing in the above table has been adjusted to reflect this split.

                              ELAN CORPORATION PLC

     Elan Corporation, PLC, a public limited company organized under the laws of Ireland, is a worldwide pharmaceutical and biotechnology company, headquartered in Dublin, Ireland. Elan's principal research and development, manufacturing and marketing facilities are located in Ireland, the United States and Israel. Traditionally, Elan has focused on the development and commercialization of products for pharmaceutical industry clients utilizing its proprietary drug delivery systems. Elan continues to focus on drug delivery systems, but has also embarked on a strategy to expand its therapeutic focus through the development and commercialization of new pharmaceutical products for selected target markets, including the areas of neurology, pain management and oncology. Shares of Elan also trade on the Dublin Stock Exchange.

        CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
 1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS    1999    PRICE    DENDS    2000    PRICE    DENDS
------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----
First   16.0625   0.000   First   17.0625   0.000   First   32.3125   0.000   First   34.8750   0.000   First   47.5000   0.000
Second  14.3125   0.000   Second  22.6250   0.000   Second  32.1563   0.000   Second  27.7500   0.000   Second  48.4375   0.000
Third   14.9375   0.000   Third   25.0313   0.000   Third   36.0313   0.000   Third   33.5625   0.000   Third   54.7500   0.000
Fourth  16.6250   0.000   Fourth  25.5938   0.000   Fourth  34.9688   0.000   Fourth  29.5000   0.000   Fourth  46.8125   0.000

                CLOSING   DIVI-
 1996    2001    PRICE    DENDS
------  ------  -------   -----
First   First   52.2500   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Elan on             , 2001 was
$       . During the period reflected in the above table, Elan split its common stock 2-for-1 on each of August 23, 1996 and June 7, 1999. The data appearing in the above table has been adjusted to reflect each of these splits. Elan has never paid dividends on its common stock.

                             ELI LILLY AND COMPANY

     Eli Lilly and Company discovers, develops, manufactures, and sells products in one significant business segment -- pharmaceutical products. Eli Lilly directs its research efforts primarily toward the search for products to diagnose, prevent and treat human diseases. It also conducts research to find products to treat diseases in animals and increase the efficiency of animal food production.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First     32.50   0.171   First   41.1250   0.180   First   59.6250   0.200
    Second    32.50   0.171   Second  54.6563   0.180   Second  66.2500   0.200
    Third     32.25   0.171   Third   60.5000   0.180   Third   78.3125   0.200
    Fourth    36.50   0.171   Fourth  69.6250   0.200   Fourth  88.8750   0.200

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
<$d
     First   84.8750    0.23   First   62.6250   0.260   First  76.6600    0080
<$d
     Second  71.6250    0.23   Second  99.8750   0.260
<$d
     Third   64.1875    0.23   Third   81.1250   0.260
<$d
     Fourth  66.5000    0.23   Fourth  93.0625   0.260

     The closing price of the common stock of Eli Lilly on             , 2001
was $       . During the period reflected in the above table, Eli Lilly split its common stock 2-for-1 on October 16, 1997. The data appearing in the above table has been adjusted to reflect this split.

                           FOREST LABORATORIES, INC.

     Forest Laboratories, Inc. and its subsidiaries develop, manufacture and sell both branded and generic forms of ethical drug products which require a physician's prescription, as well as non-prescription pharmaceutical products sold over-the-counter. Forest Laboratories' most important United States products consist of branded ethical drug specialties marketed directly to physicians by Forest Pharmaceuticals', Forest Therapeutics' and Forest Specialty Sales' salesforces.

        CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
 1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS    1999    PRICE    DENDS    2000    PRICE    DENDS
------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----
First   12.1875   0.000   First    9.4063   0.000   First   18.7500   0.000   First   28.1875   0.000   First   42.2500   0.000
Second   9.6563   0.000   Second  10.3594   0.000   Second  17.8750   0.000   Second  23.1250   0.000   Second  50.5195   0.000
Third    9.0313   0.000   Third   10.5313   0.000   Third   17.1875   0.000   Third   21.0625   0.000   Third   57.3438   0.000
Fourth   8.1875   0.000   Fourth  12.3281   0.000   Fourth  26.5938   0.000   Fourth  30.7188   0.000   Fourth  66.4375   0.000

               CLOSING   DIVI-
 1996   2001    PRICE    DENDS
------  -----  -------   -----
First   First  59.2400   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Forest Laboratories on         ,
2001 was $     . During the period reflected in the above table, Forest
Laboratories split its common stock 2-for-1 on each of March 26, 1998 and January 12, 2001. The data appearing in the above table has been adjusted to reflect each of these splits. Forest Laboratories has never paid dividends on its common stock.

                                   GENENTECH

     Genentech is a leading biotechnology company using human genetic information to discover, develop, manufacture and market human pharmaceuticals that address significant unmet medical needs. Fourteen of the approved products of biotechnology stem from Genentech's science.

        CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
 1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS    1999    PRICE    DENDS    2000    PRICE    DENDS
------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----
First      *        *     First      *        *     First      *        *     First      *        *     First   76.0000   0.000
Second     *        *     Second     *        *     Second     *        *     Second     *        *     Second  85.9492   0.000
Third      *        *     Third      *        *     Third      *        *     Third   36.5781   0.000   Third   92.8438   0.000
Fourth     *        *     Fourth     *        *     Fourth     *        *     Fourth  67.2500   0.000   Fourth  81.5000   0.000

               CLOSING   DIVI-
 1996   2001    PRICE    DENDS
------  -----  -------   -----
First   First  50.5000   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Genentech on         , 2001 was
$     . During the period reflected in the above table, Genentech split its common stock 2-for-1 on each of November 3, 1999 and October 25, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. Genetech has never paid dividends on its common stock.

                                 GENZYME CORP.

     Genzyme Corp. is a biotechnology and human Healthcare company that develops innovative products and provides services for major unmet medical needs. Genzyme currently has three operating divisions: Genzyme General, which develops and markets therapeutic products and diagnostic products and services with an emphasis on genetic disorders and other chronic debilitating diseases with well-defined patient populations; Genzyme Biosurgery, which develops and markets instruments, devices, biomaterials and biotherapeutic products to improve or replace surgery; with an emphasis on the orthopaedics and cardiothoracic markets; and Genzyme Molecular Oncology, which is utilizing its functional genomics and antigen discovery technology platforms to develop novel cancer products focused on cancer vaccines and angiogenesis inhibitors.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First   26.2063   0.000   First   21.4415   0.000   First   30.8600   0.000
    Second  23.9431   0.000   Second  26.4446   0.000   Second  24.6519   0.000
    Third   24.3004   0.000   Third   28.6902   0.000   Third   34.8381   0.000
    Fourth  20.7268   0.000   Fourth  26.7614   0.000   Fourth  48.9428   0.000

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
<$d
     First   49.6191   0.000   First   50.1250   0.000   First  90.3300   0.000
<$d
     Second  48.5000   0.000   Second  59.4375   0.000
<$d
     Third   45.0625   0.000   Third   68.1875   0.000
<$d
     Fourth  45.0000   0.000   Fourth  89.9375   0.000

     The closing price of the common stock of Genzyme on             , 2001 was
$       . During the period reflected in the above table, Genzyme split its common stock 2-for-1 on July 26, 1996. The data appearing in the above table has been adjusted to reflect this split. Genzyme Corp. has never paid dividends on its common stock.

                                 GUIDANT CORP.

     A pioneer in emerging therapies for cardiovascular and vascular disease, Guidant Corporation is a global leader in the medical technology industry. Guidant provides cost-effective, minimally-invasive products and services designed to improve clinical outcomes and prolong life with quality. Guidant is a global company with principal operations in the United States, Western Europe, and Japan.

        CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
 1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS    1999    PRICE    DENDS    2000    PRICE    DENDS
------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----   ------  -------   -----
First   13.5000   0.006   First   15.3750   0.006   First   36.6875   0.006   First   60.5000   0.000   First   58.8750   0.000
Second  12.3125   0.006   Second  21.2500   0.006   Second  35.6563   0.006   Second  51.1250   0.000   Second  49.5000   0.000
Third   13.8125   0.006   Third   28.0000   0.006   Third   37.1250   0.006   Third   53.6250   0.000   Third   70.6875   0.000
Fourth  14.2500   0.006   Fourth  31.1250   0.006   Fourth  55.0000   0.006   Fourth  47.0000   0.000   Fourth  53.9375   0.000

               CLOSING   DIVI-
 1996   2001    PRICE    DENDS
------  -----  -------   -----
<$deli
First   First  44.9900   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Guidant on             , 2001 was
$       . During the period reflected in the above table, Guidant split its common stock 2-for-1 on each of September 17, 1997 and January 28, 1999. The data appearing in the above table has been adjusted to reflect each of these splits.

                           HCA -- THE HEALTHCARE CO.

     HCA -- The Healthcare Company is one of the leading health care services companies in the United States. At December 31, 2000, HCA operated 196 hospitals, comprised of 179 general, acute care hospitals, 8 psychiatric hospitals, and 9 hospitals in joint ventures. In addition, HCA operated 78 freestanding surgery centers. HCA's facilities are located in 24 states, England and Switzerland.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First   36.7113   0.020   First   32.0628   0.020   First   30.7517   0.020
    Second  34.0891   0.020   Second  37.4860   0.020   Second  27.7719   0.020
    Third   36.1551   0.020   Third   27.4143   0.020   Third   19.1304   0.020
    Fourth  38.8568   0.020   Fourth  28.2486   0.020   Fourth  23.6001   0.020

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
<$d
     First   18.0577   0.020   First   25.3125   0.020   First  40.2700   0.020
<$d
     Second  22.8125   0.020   Second  30.3750   0.020
<$d
     Third   21.1875   0.020   Third   37.1250   0.020
<$d
     Fourth  29.3125   0.020   Fourth  44.0100   0.020

     The closing price of the common stock of HCA on             , 2001 was
$       . During the period reflected in the above table, HCA split its common stock 3-for-2 on October 16, 1996. The data appearing in the above table has been adjusted to reflect this split.

                           IDEC PHARMACEUTICAL CORP.

     IDEC Pharmaceuticals Corporation is a biopharmaceutical company engaged primarily in the research, development and commercialization of targeted therapies for the treatment of cancer and autoimmune and inflammatory diseases, such as certain B-cell non-Hodgkin's lymphomas, rheumatoid arthritis and psoriasis.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First    3.7083   0.000   First    3.9688   0.000   First    7.3750   0.000
    Second   3.8542   0.000   Second   4.0417   0.000   Second   3.9271   0.000
    Third    4.0000   0.000   Third    6.9792   0.000   Third    3.9583   0.000
    Fourth   3.9583   0.000   Fourth   5.7292   0.000   Fourth   7.8333   0.000

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
     First    8.5625   0.000   First   32.7500   0.000   First  40.0000   0.000
<$d
     Second  12.8438   0.000   Second  39.1042   0.000
<$d
     Third   15.6719   0.000   Third   58.4531   0.000
<$d
     Fourth  32.7500   0.000   Fourth  63.1875   0.000

     The closing price of the common stock of IDEC Pharmaceuticals on
            , 2001 was $       . During the period reflected in the above table,
IDEC Pharmaceuticals split its common stock 2-for-1 on December 21, 1999 and 3-for-1 on January 18, 2001. The data appearing in the above table has been adjusted to reflect each of these splits. IDEC Pharmaceuticals has never paid dividends on its common stock.

                                 IMMUNEX CORP.

     Immunex Corp. is a leading biopharmaceutical company dedicated to developing immune system science to protect human health. Applying scientific expertise in the fields of immunology, cytokine biology, vascular biology, antibody-based therapeutics and small molecule research, Immunex works to discover new targets and new therapeutics for treating rheumatoid arthritis, asthma and other inflammatory diseases, as well as cancer and cardiovascular diseases.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First    1.3438   0.000   First    2.2083   0.000   First    5.6146   0.000
    Second   1.1354   0.000   Second   3.0208   0.000   Second   5.5208   0.000
    Third    1.0833   0.000   Third    5.6042   0.000   Third    4.6146   0.000
    Fourth   1.6250   0.000   Fourth   4.5000   0.000   Fourth  10.4844   0.000

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
     First   13.8750   0.000   First   63.4375   0.000   First  14.3125   0.000
<$d
     Second  21.2396   0.000   Second  49.4375   0.000
<$d
     Third   14.4583   0.000   Third   43.5000   0.000
<$d
     Fourth  36.5000   0.000   Fourth  40.6250   0.000

     The closing price of the common stock of Immunex on             , 2001 was
$       . During the period reflected in the above table, Immunex split its common stock 2-for-1 on each of March 26, 1999 and August 27, 1999 and 3-for-1 on March 21, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. Immunex has never paid dividends on its common stock.

                                IMS HEALTH INC.

     IMS Health Inc. is a global provider of information solutions to the pharmaceutical and healthcare industries. IMS Health's products and services include marketing management for prescription drugs and over-the-counter pharmaceutical products, sales management and product development for pharmaceutical companies and strategic planning for the pharmaceutical and healthcare industries.

            CLOSING   DIVI-           CLOSING   DIVI-           CLOSING   DIVI-
     1996    PRICE    DENDS    1997    PRICE    DENDS    1998    PRICE    DENDS
    ------  -------   -----   ------  -------   -----   ------  -------   -----
    First         *       *   First         *       *   First         *       *
    Second        *       *   Second        *       *   Second  26.0313   0.015
    Third         *       *   Third         *       *   Third   27.0977   0.015
    Fourth        *       *   Fourth        *       *   Fourth  33.0039   0.015

             CLOSING   DIVI-           CLOSING   DIVI-          CLOSING   DIVI-
      1999    PRICE    DENDS    2000    PRICE    DENDS   2001    PRICE    DENDS
     ------  -------   -----   ------  -------   -----   -----  -------   -----
     First   28.9844   0.020   First   16.4893   0.020   First  24.9000   0.020
<$d
     Second  27.3438   0.020   Second  17.5237   0.020
<$d
     Third   22.2088   0.020   Third   20.7500   0.020
<$d
     Fourth  26.4680   0.020   Fourth  27.0000   0.020

     The closing price of the common stock of IMS Health on             , 2001
was $       . During the period reflected in the above table, IMS Health split its common stock 2-for-1 on January 19, 1999. The data appearing in the above table has been adjusted to reflect this split.

                               JOHNSON & JOHNSON

     Johnson & Johnson is engaged in the manufacture and sale of a broad range of products in the health care field. It conducts business in virtually all countries of the world. Johnson & Johnson's primary interest, both historically and currently, has been in products related to human health and well-being.

            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -----   ------   -------   -----   ------   -------   -----
    First   46.1250   0.165   First    52.8750   0.190   First    73.4375   0.220
    Second  49.5000   0.190   Second   64.3750   0.220   Second   74.0000   0.250
    Third   51.2500   0.190   Third    57.6875   0.220   Third    78.2500   0.250
    Fourth  49.7500   0.190   Fourth   65.8750   0.220   Fourth   83.8750   0.250

              CLOSING   DIVI-            CLOSING    DIVI-            CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE     DENDS    2001     PRICE    DENDS
     ------   -------   -----   ------   --------   -----   ------   -------   -----
<$d
     First    93.5000   0.250   First     70.2500   .0280   First     87.47    0.320
<$d
     Second   98.0000   .0280   Second   101.8750   0.320
<$d
     Third    91.8750   .0280   Third     93.9375   0.320
<$d
     Fourth   93.2500   .0280   Fourth   105.0625   0.320

     The closing price of the common stock of Johnson & Johnson on          ,
2001 was $       . During the period reflected in the above table, Johnson &
Johnson split its common stock 2-for-1 on June 12, 1996. The data appearing in the above table has been adjusted to reflect this split.

                                MEDIMMUNE, INC.

     MedImmune, Inc. is a biotechnology company with five products on the market and a diverse product portfolio. MedImmune is focused on using advances in immunology and other biological sciences to develop important new products that address significantly unmet medical needs in areas of infectious disease and immune regulation. MedImmune also focuses on oncology through its wholly-owned subsidiary, MedImmune Oncology, Inc.

            CLOSING    DIVI-             CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE     DENDS     1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -------   ------   -------   -----   ------   -------   -----
    First    2.6250     0.000   First     2.2917   0.000   First     9.1875   0.000
    Second   2.8333     0.000   Second    3.0833   0.000   Second   10.3958   0.000
    Third    2.3750     0.000   Third     6.1250   0.000   Third    10.7917   0.000
    Fourth   2.8333     0.000   Fourth    7.1458   0.000   Fourth   16.5729   0.000

              CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS    2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   ------   -------   -----
<$d
     First    19.7292   0.000   First    58.0417   0.000   First    35.8750   0.000
<$d
     Second   22.5833   0.000   Second   74.0000   0.000
<$d
     Third    33.2188   0.000   Third    77.2500   0.000
<$d
     Fourth   55.2917   0.000   Fourth   47.6875   0.000

     The closing price of the common stock of MedImmune on             , 2001
was $     . During the period reflected in the above table, MedImmune split its common stock 2-for-1 on January 4, 1999 and 3-for-1 on June 5, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. MedImmune has never paid dividends on its common stock.

                                MEDTRONIC, INC.

     Medtronic, Inc. is the world's leading medical technology company, providing lifelong solutions for people with chronic disease. Primary products include those for bradycardia pacing, tachyarrhythmia management, atrial fibrillation management, heart failure management, coronary and peripheral vascular disease, heart valve replacement, extracorporeal cardiac support, minimally invasive cardiac surgery, malignant and non-malignant pain, movement disorders, spinal and neurosurgery, neurodegenerative disorders, and ear, nose and throat (ENT) surgery. On May 30, 2001, Medtronic announced that it has agreed to purchase MiniMed Inc. for $48 a share.

            CLOSING    DIVI-             CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE     DENDS     1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   -------   ------   -------   -----   ------   -------   -----
    First   14.9063     0.016   First    15.5625   0.024   First    25.9375   0.024
    Second  14.0000     0.016   Second   20.6250   0.024   Second   31.8750   0.024
    Third   16.0313     0.024   Third    23.5625   0.024   Third    29.0000   0.033
    Fourth  17.0000     0.024   Fourth   26.2500   0.024   Fourth   37.1406   0.033

              CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS    2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   ------   -------   -----
<$d
     First    35.9375   0.033   First    51.4375   0.040   First    45.7400   0.050
<$d
     Second   38.9375   0.033   Second   49.8125   0.040
<$d
     Third    35.5625   0.040   Third    51.8125   0.050
<$d
     Fourth   36.4375   0.040   Fourth   60.3750   0.050

     The closing price of the common stock of Medtronic on             , 2001
was $     . During the period reflected in the above table, Medtronic split its common stock 2-for-1 on each of September 15, 1997 and September 27, 1999. The data appearing in the above table has been adjusted to reflect each of these splits.

                               MERCK & CO., INC.

     Merck & Co., Inc. is a global research-driven pharmaceutical company that discovers, develops, manufactures and markets a broad of human and animal health products, directly and through its joint ventures, and provides pharmaceutical benefit services through Merck-Medco Managed Care, L.L.C. Merck's operations are principally managed on a products and services basis and are comprised of two segments: Merck Pharmaceutical, which includes products marketed either directly or through joint ventures with other companies, and Merck-Medco. Merck Pharmaceutical products consists of therapeutic agents, sold by prescription, for the treatment of human disorders. Merck-Medco revenues are derived from the filling and management of prescriptions and health management programs.

        CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
 1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS    1999     PRICE    DENDS    2000     PRICE    DENDS
------  -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----
First   31.1250   0.000   First    42.1250   0.000   First    64.0938   0.000   First    80.1250   0.000   First    62.1250   0.000
Second  32.3125   0.000   Second   51.1563   0.000   Second   66.8750   0.000   Second   73.6250   0.000   Second   76.6250   0.000
Third   35.1875   0.000   Third    49.9688   0.000   Third    64.7813   0.000   Third    64.8125   0.000   Third    74.4375   0.000
Fourth  39.8125   0.000   Fourth   53.0000   0.000   Fourth   73.7500   0.000   Fourth   67.1875   0.000   Fourth   93.6250   0.000

                 CLOSING   DIVI-
 1996    2001     PRICE    DENDS
------  ------   -------   -----
First   First    75.9000   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Merck & Co. on             , 2001
was $       . During the period reflected in the above table, Merck & Co. split its common stock 2-for-1 on February 17, 1999. The data appearing in the above table has been adjusted to reflect this split.

                        MILLENNIUM PHARMACEUTICALS, INC.

     The goal of Millennium Pharmaceuticals, Inc. is to become the biopharmaceutical company of the future. It plans to develop breakthrough drugs and predictive medicine products that ultimately enable physicians to more closely customize medical treatment by combining knowledge of the genetic basis for disease and the genetic characteristics of a particular patient.

        CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
 1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS    1999     PRICE    DENDS    2000     PRICE    DENDS
------  -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----
First         *       *   First     3.4063   0.000   First     4.6563   0.000   First     7.8125   0.000   First    32.4688   0.000
Second   3.8750   0.000   Second    4.0313   0.000   Second    3.5313   0.000   Second    9.0000   0.000   Second   55.9375   0.000
Third    4.5625   0.000   Third     4.8750   0.000   Third     4.3438   0.000   Third    16.2500   0.000   Third    73.0313   0.000
Fourth  4.34380   0.000   Fourth    4.7500   0.000   Fourth    6.4688   0.000   Fourth   30.5000   0.000   Fourth   61.8750   0.000

                 CLOSING   DIVI-
 1996    2001     PRICE    DENDS
------  ------   -------   -----
First   First    30.4600   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of Millenium Pharmaceuticals on
            , 2001 was $       . During the period reflected in the above table,
Millenium Pharmaceuticals split its common stock 2-for-1 on each of April 19, 2000 and October 5, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. Millennium Pharmaceuticals has never paid dividends on its common stock.

                                  MINIMED INC.

     MiniMed Inc. designs, develops, manufactures, markets and sells advanced microinfusion systems and continuous glucose monitoring systems for the intensive management of diabetes. MiniMed also uses its drug delivery expertise to develop infusion devices for the treatment of other chronic medical conditions. Its development efforts are focused on creating products which will offer patients a comprehensive and integrated approach to enhanced disease management. On May 30, 2001, Medtronic Inc. agreed to acquire MiniMed for $48.00 a share.

        CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
 1996    PRICE    DENDS    1997     PRICE    DENDS    1998     PRICE    DENDS    1999     PRICE    DENDS    2000     PRICE    DENDS
------  -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----   ------   -------   -----
First   4.5000    0.000   First    6.4375    0.000   First    11.0625   0.000   First    25.4063   0.000   First    64.7500   0.000
Second  7.4375    0.000   Second   6.6563    0.000   Second   13.0938   0.000   Second   38.4688   0.000   Second   59.0000   0.000
Third   6.2813    0.000   Third    9.8125    0.000   Third    16.5000   0.000   Third    49.1250   0.000   Third    89.3750   0.000
Fourth  8.0625    0.000   Fourth   9.7188    0.000   Fourth   26.1875   0.000   Fourth   36.6250   0.000   Fourth   42.0313   0.000

                 CLOSING   DIVI-
 1996    2001     PRICE    DENDS
------  ------   -------   -----
First   First    29.0625   0.000
<$deli
Second
<$deli
Third
<$deli
Fourth

     The closing price of the common stock of MiniMed on             , 2001 was
$       . During the period reflected in the above table, MiniMed split its common stock 2-for-1 on each of April 19, 1999 and August 21, 2000. The data appearing in the above table has been adjusted to reflect each of these splits. MiniMed has never paid dividends on its common stock.

                                  NOVARTIS AG

     Novartis AG, a public company incorporated under the laws of Switzerland, is a world leader both in sales and in innovation in its continuing core businesses: pharmaceuticals, generics, consumer health, eyecare products and medicines and animal health. It aims to hold a leadership position in all of these businesses. Novartis is committed to improving health and well-being through innovative products and services. Prior to listing on the New York Stock Exchange on May 11, 2000, Novartis' American depositary shares were traded in the United States in the over-the-counter market. Shares of Novartis also trade on the Swiss Stock Exchange.

            CLOSING                        CLOSING   DIVI-            CLOSING   DIVI-
     1996    PRICE    DIVIDENDS    1997     PRICE    DENDS    1998     PRICE    DENDS
    ------  -------   ---------   ------   -------   -----   ------   -------   -----
    First   28.8696     0.000     First    29.9683   0.000   First    43.4570   0.000
    Second  28.0762     0.000     Second   39.2456   0.289   Second   40.7104   0.355
    Third   29.4189     0.000     Third    37.6587   0.000   Third    39.1846   0.000
    Fourth  28.0762     0.000     Fourth   39.7339   0.000   Fourth   47.8516   0.000

              CLOSING   DIVI-            CLOSING   DIVI-            CLOSING   DIVI-
      1999     PRICE    DENDS    2000     PRICE    DENDS    2001     PRICE    DENDS
     ------   -------   -----   ------   -------   -----   ------   -------   -----
     First    39.4287   0.000   First    33.3862   0.000   First    39.3300   0.000
<$d
     Second   36.1328   0.405   Second   39.0625   0.405
<$d
     Third    36.0107   0.000   Third    37.7808   0.000
<$d
     Fourth   35.7666   0.000   Fourth   44.7500   0.000

     The closing price of the American depository shares of Novartis on
        , 2001 was $     . During the period reflected in the above table,
Novartis split its American depository shares 2-for-1 on May 11, 2000. The data appearing in the above table has been adjusted to reflect this split.

                                  PFIZER INC.

     Pfizer Inc. is a research-based, global pharmaceutical company. Pfizer discovers, develops, manufacturers and markets innovative medicines for humans and animals and consumer products.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  -----
    First   11.2083  0.050  First   14.0208  0.057  First   33.2292  0.063
    Second  11.8958  0.050  Second  19.9167  0.057  Second  36.2292  0.063
    Third   13.1875  0.050  Third   20.0417  0.057  Third   35.2500  0.063
    Fourth  13.8333  0.050  Fourth  24.8542  0.057  Fourth  41.6667  0.063

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING  DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE   DENDS
     ------  -------  -----  ------  -------  -----  -----  -------  -----
     First   46.2500  0.073  First   36.5625  0.090  First  40.9500  0.110
<$d
     Second  36.3333  0.073  Second  48.0000  0.090
<$d
     Third   35.8750  0.080  Third   44.9180  0.090
<$d
     Fourth  32.4375  0.080  Fourth  46.0000  0.090

     The closing price of the common stock of Pfizer on         , 2001 was
$     . During the period reflected in the above table, Pfizer split its common stock 2-for-1 on July 1, 1997 and 3-for-1 on July 1, 1999. The data appearing in the above table has been adjusted to reflect each of these splits.

                                PHARMACIA CORP.

     Pharmacia Corporation was created through the merger of Monsanto Company and Pharmacia & Upjohn, Inc. Pharmacia's business is divided into three business segments: Prescription Pharmaceuticals, which involves the business and activities engaged in, supporting or related to the research, development, registration, manufacture and sale of prescription pharmaceutical products, including general therapeutics, opthalmology, and hospital products; Agricultural Productivity, which consists of crop protection products, animal agriculture and environmental technologies; and Seeds and Genomics, which is comprised of global seeds and related trait businesses and genetic technology.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  -----
    First   30.7000  0.138  First   38.2500  0.150  First   52.0000  0.030
    Second  32.5000  0.150  Second  43.0625  0.160  Second  55.8750  0.030
    Third   36.5000  0.150  Third   39.0000  0.160  Third   56.2500  0.030
    Fourth  38.8750  0.150  Fourth  42.0000  0.030  Fourth  47.5000  0.030

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING  DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE   DENDS
     ------  -------  -----  ------  -------  -----  -----  -------  -----
     First   45.9375  0.030  First   51.5000  0.030  First  50.3700  0.120
<$d
     Second  39.5625  0.030  Second  51.6875  0.015
<$d
     Third   35.6875  0.030  Third   60.1875  0.120
<$d
     Fourth  35.4375  0.030  Fourth  61.0000  0.120

     The closing price of the common stock of Pharmacia on         , 2001 was
$     . During the period reflected in the above table, Pharmacia split its common stock 2-for-1 on June 6, 1996. The data appearing in the above table has been adjusted to reflect this split.

                                  SCHERING AG

     Schering AG is a global research-based company engaged in the discovery, development, manufacture, marketing and sale of pharmaceutical products. Schering's focused product portfolio is comprised of products from four core business areas: Fertility Control and Hormone Therapy; Therapeutics for selected disabling and life-threatening conditions, including multiple sclerosis and other diseases of the central nervous system and the cardiovascular system, and in the field of oncology; Diagnostic and Radiopharmaceuticals including contrast media for X-ray, magnetic reasonance imaging (MRI) and Ultrasound, innovative application technologies for contrast media, and radiopharmaceuticals for use in nuclear medicine; and Dermatology for the treatment of severe skin disorders such as eczema, mycoses, hemorrhoids, acne and psoriasis. Shares of Schering also trade on the Frankfurt Stock Exchange.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  -----
    First      *       *    First      *       *    First      *       *
    Second     *       *    Second     *       *    Second     *       *
    Third      *       *    Third      *       *    Third      *       *
    Fourth     *       *    Fourth     *       *    Fourth     *       *

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING  DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE   DENDS
     ------  -------  -----  ------  -------  -----  -----  -------  -----
     First      *       *    First      *       *    First  48.5000  0.000
<$d
     Second     *       *    Second     *       *
<$d
     Third      *       *    Third      *       *
<$d
     Fourth     *       *    Fourth  56.9375  0.000

     The closing price of the American depository shares of Schering on
            , 2001 was $       .

                          SCHERING-PLOUGH CORPORATION

     Subsidiaries of Schering-Plough Corporation are engaged in the discovery, development, manufacturing and marketing of pharmaceutical products worldwide. Discovery and development efforts target the field of human health. However, application in the field of animal health can result from these efforts. Schering-Plough operates primarily in the prescription pharmaceutical marketplace.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  ------
    First   14.5313  0.073  First   18.1875  0.083  First   40.8750  0.0950
    Second  15.6875  0.083  Second  23.9375  0.095  Second  45.8125   0.110
    Third   15.3438  0.083  Third   25.7500  0.095  Third   51.8438   0.110
    Fourth  16.1875  0.083  Fourth  31.0625  0.095  Fourth  55.2500   0.110

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING  DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE   DENDS
     ------  -------  -----  ------  -------  -----  -----  -------  -----
     First   55.2500  0.110  First   37.2500  0.125  First  36.5300  0.140
<$d
     Second  52.5000  0.125  Second  50.5000  0.140
<$d
     Third   43.6250  0.125  Third   46.5625  0.140
<$d
     Fourth  42.3750  0.125  Fourth  56.7500  0.140

     The closing price of the common stock of Schering-Plough on        , 2001
was $     . During the period reflected in the above table, Schering-Plough split its common stock 2-for-1 on each of June 4,

1997 and December 3, 1998. The data appearing in the above table has been adjusted to reflect each of these splits.

                        SHIRE PHARMACEUTICALS GROUP, PLC

     Shire Pharmaceuticals Group, PLC is an international specialty pharmaceutical company with a strategic focus on four therapeutic areas: central nervous system disorders, metabolic diseases, oncology and gastroenterology. Shire operates and manages its business in three geographic areas -- the United States, Europe and the rest of the world. On December 11, 2000, Shire announced that it had entered into an agreement to merge with BioChem Pharma Inc. Shares of Shire Pharmaceuticals also trade on the London International Stock Exchange.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING   DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE    DENDS
    ------  -------  -----  ------  -------  -----  ------  --------  -----
    First      *       *    First      *       *    First   21.43750  0.000
    Second     *       *    Second     *       *    Second   21.3700  0.000
    Third      *       *    Third      *       *    Third    21.8750  0.000
    Fourth     *       *    Fourth     *       *    Fourth   20.2500  0.000

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING  DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE   DENDS
     ------  -------  -----  ------  -------  -----  -----  -------  -----
     First   22.8125  0.000  First   51.2500  0.000  First  43.7500  0.000
<$d
     Second  26.0000  0.000  Second  51.8750  0.000
<$d
     Third   28.8125  0.000  Third   51.6250  0.000
<$d
     Fourth  29.1250  0.000  Fourth  46.0625  0.000

     The closing price of the common stock of Shire Pharmaceuticals on        ,
2001 was $     . Shire Pharmaceuticals has never paid dividends on its common stock.

                                 STRYKER CORP.

     Stryker Corporation and its subsidiaries develop, manufacture and market specialty surgical and medical products, including orthopaedic implants, bone cement, trauma systems used in bone repair, powered surgical instruments, endoscopic systems, craniomaxillofacial fixation devices, specialty surgical equipment used in neurosurgery and patient care and handling equipment for he global market and provide outpatient physical and occupational rehabilitative services in the United States. Stryker has developed the bone growth factor osteogenic protein-1 ("OP-1"), which is in the final state of the marketing authorization process in Europe and Australia for the use of OP-1 for the treatment of specific nonunion fractures of long bones.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  -----
    First   12.2969  0.023  First   12.4375  0.050  First   23.4375  0.055
    Second  11.3750  0.000  Second  17.4375  0.000  Second  19.1875  0.000
    Third   15.0625  0.000  Third   21.8438  0.000  Third   17.2500  0.000
    Fourth  14.9375  0.000  Fourth  18.6250  0.000  Fourth  27.5313  0.000

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING   DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE    DENDS
     ------  -------  -----  ------  -------  -----  -----  -------   -----
     First   25.2188  0.060  First   34.8750  0.065  First   52.25    0.080
<$d
     Second  30.0625  0.000  Second  43.7500  0.000
<$d
     Third   25.5625  0.000  Third   42.9375  0.000
<$d
     Fourth  34.8125  0.000  Fourth  50.5900  0.000

     The closing price of the common stock of Stryker on         , 2001 was
$     . During the period reflected in the above table, Stryker split its common stock 2-for-1 on each of June 11, 1996 and May 15, 2000. The data appearing in the above table has been adjusted to reflect each of these splits.

                          WATSON PHARMACEUTICALS, INC.

     Watson Pharmaceuticals, Inc. is primarily engaged in the development, manufacture, marketing and distribution of branded and off-patent (generic) pharmaceutical products. Currently, Watson markets more than 28 branded pharmaceutical product-lines and approximately 140 off-patent pharmaceutical products. Watson also develops advanced drug delivery systems designed to enhance the therapeutic benefits of existing drug forms.

            CLOSING  DIVI-          CLOSING  DIVI-          CLOSING  DIVI-
     1996    PRICE   DENDS   1997    PRICE   DENDS   1998    PRICE   DENDS
    ------  -------  -----  ------  -------  -----  ------  -------  -----
    First   20.0000  0.000  First   17.8750  0.000  First   36.0000  0.000
    Second  18.9375  0.000  Second  21.1250  0.000  Second  46.6875  0.000
    Third   18.7500  0.000  Third   29.8750  0.000  Third   51.7500  0.000
    Fourth  22.4688  0.000  Fourth  32.4375  0.000  Fourth  62.8750  0.000

             CLOSING  DIVI-          CLOSING  DIVI-         CLOSING   DIVI-
      1999    PRICE   DENDS   2000    PRICE   DENDS  2001    PRICE    DENDS
     ------  -------  -----  ------  -------  -----  -----  -------   -----
     First   44.1250  0.000  First   39.6875  0.000  First  52.6000   0.000
<$d
     Second  35.0625  0.000  Second  53.7500  0.000
<$d
     Third   30.5625  0.000  Third   65.0000  0.000
<$d
     Fourth  35.8125  0.000  Fourth  51.1875  0.000

     The closing price of the common stock of Watson on         , 2001 was
$     . During the period reflected in the above table, Watson split its common stock 2-for-1 on October 30, 1997. The data appearing in the above table has been adjusted to reflect this split. Watson has never paid dividends on its common stock.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a summary of U.S. federal income tax consequences material to the purchase, ownership and disposition of Healthcare SECTORS. This summary does not purport to be a comprehensive description of all of the tax consequences that may be relevant to the decision to purchase Healthcare SECTORS by any particular investor, including tax consequences that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary addresses the tax consequences only to a person that is (i) an individual citizen or resident of the United States, (ii) a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) otherwise subject to U.S. federal income taxation on a net income basis in respect of the Healthcare SECTORS (a "U.S. Holder"). This summary also does not address the tax consequences to (i) persons that are not U.S. Holders, (ii) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, traders in securities that elect to mark to market and dealers in securities or currencies, (iii) persons that will hold Healthcare SECTORS as part of a position in a "straddle" or as part of a "hedging", "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the U.S. dollar or (v) persons that do not hold Healthcare SECTORS as capital assets.

     This summary does not address tax consequences specific to the underlying securities except where otherwise stated. Before acquiring Healthcare SECTORS, prospective investors should consult other publicly available sources of information concerning the tax treatment of the underlying securities.

     This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     PROSPECTIVE INVESTORS ARE URGED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF HEALTHCARE SECTORS, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE TRUST

     In the opinion of Cleary, Gottlieb, Steen & Hamilton, special tax counsel to the Healthcare SECTORS Trust, assuming full compliance with the terms of the Trust Agreement (and certain other documents), the Trust will be classified as a grantor trust or as a custodial arrangement for U.S. federal income tax purposes and not as an association taxable as a corporation. Accordingly, for U.S. federal income tax purposes, each U.S. Holder of Healthcare SECTORS generally will be considered the owner of an undivided interest in the underlying securities held by the Healthcare SECTORS Trust.

TAXATION OF DISTRIBUTIONS ON THE UNDERLYING STOCKS

     In general, the gross amount of any distribution by a corporation of cash or property (other than certain distributions, if any, of shares distributed pro rata to all shareholders) to its shareholders with respect to stock is includable in income as dividend income to the extent such distribution is paid out of the current or accumulated earnings and profits of the issuer as determined under U.S. federal income tax principles. To the extent, if any, that the amount of any distribution exceeds current and accumulated earnings and profits, it will be treated first as a tax-free return of the shareholder's adjusted tax basis in the stock and thereafter as capital gain.

     If there is a taxable distribution on an underlying security, a U.S. Holder will recognize income with respect to the distribution at the time that the distribution is received by the trustee, not at the time that the U.S. Holder receives the cash distribution from the trustee. A U.S. Holder must recognize income with respect to the entire amount of the distribution even if all or part of the distribution is retained by the trustee to pay its quarterly custodian fee.

     U.S. Holders of Healthcare SECTORS will be eligible for dividends received deductions (in the case of corporate U.S. Holders) or foreign tax credits (in the case of distributions on American Depositary Shares) with respect to taxable cash distributions on the underlying securities to the extent otherwise permitted under applicable law (see also -- "Special Considerations With Respect To Underlying American Depositary Shares", below).

TAXATION OF SALE OR OTHER DISPOSITION OF HEALTHCARE SECTORS

     A U.S. Holder generally will recognize gain or loss on the sale or other taxable disposition of Healthcare SECTORS equal to the difference between the amount realized on each of the underlying securities on such sale or other taxable disposition and the U.S. Holder's adjusted tax basis in each of the underlying securities. Gain or loss recognized by a U.S. Holder on the sale or other taxable disposition of Healthcare SECTORS will be capital gain or loss and generally will be long-term capital gain or loss if the Healthcare SECTORS have been held more than one year. Under the "wash sale" rules, a deduction for a loss on the sale of Healthcare SECTORS may be disallowed in part or in whole if the U.S. Holder purchases shares of the underlying securities or enters into certain other transactions with respect to such underlying securities within 30 days of the sale.

     A U.S. Holder's gain or loss will be computed separately with respect to each underlying security by subtracting its basis in that underlying security from the amount realized with respect to that underlying security. When a U.S. Holder sells or makes any other taxable disposition of Healthcare SECTORS, it will determine the amount realized with respect to each underlying security by allocating the sales price among the underlying securities based on the relative fair market values of the underlying securities at the moment of sale.

     A U.S. Holder's initial tax basis in each of the underlying securities will be determined by allocating the purchase price for the Healthcare SECTORS among all of the shares of the underlying securities based on the relative fair market values of the underlying securities at the time of purchase. The American Stock Exchange has indicated that it intends to dedicate space on its web site (www.amex.com) to provide quotes for the Healthcare SECTORS, including a day-by-day breakdown of the daily closing values of the underlying securities. If the U.S. Holder acquired the Healthcare SECTORS in the initial offering, its initial tax basis in each of the underlying securities will be determined by allocating the purchase price for the Healthcare SECTORS among all of the shares of the underlying securities based on the relative fair market values of the
underlying securities at the closing market price on           , 2001.

DEPOSIT AND WITHDRAWAL OR DISTRIBUTION OF STOCKS

     The deposit of underlying securities in the Healthcare SECTORS Trust in exchange for Healthcare SECTORS will not be a taxable event. The holding period with respect to the deposited underlying security will include the period that the U.S. Holder held the underlying security before deposit. The basis of the underlying security deposited will be equal such U.S. Holder's tax basis in the underlying security immediately before the underlying security was deposited.

     Similarly, the withdrawal of any underlying securities from the Healthcare SECTORS Trust upon the surrender of Healthcare SECTORS, or their distribution by the Healthcare SECTORS Trust upon the occurrence of a reconstitution event or a termination event, will not be a taxable event. A U.S. Holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of underlying security equal to the amount of cash so received less such U.S. Holder's tax basis in such fractional share. The holding period with respect to the withdrawn or distributed underlying security will include the period that the U.S. Holder held the underlying security through the Healthcare SECTORS Trust. The basis of the withdrawn or distributed underlying security in the hands of the U.S. Holder will be equal to such U.S.

Holder's tax basis in the underlying security immediately before withdrawal or distribution, less the basis allocated to any fractional share for which cash is received.

SPECIAL CONSIDERATIONS WITH RESPECT TO UNDERLYING AMERICAN DEPOSITARY SHARES

     Certain special considerations may apply to a U.S. Holder if the Healthcare SECTORS Trust holds American Depositary Shares. For example, if a foreign issuer pays a dividend in a currency other than U.S. dollars, a U.S. Holder may be required to recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date on which the dividend amount is converted into U.S. dollars. In addition, subject to conditions and limitations, a U.S. Holder may be entitled to a foreign tax credit or a deduction with regards to any foreign withholding tax on dividends. Special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). Prospective investors should consult publicly available sources of information and their own tax advisers as to the consequences of owning stock of foreign issuers through American Depositary Shares.

TAX TREATMENT OF FEES

     The underwriting fee will be included in the initial public offering price
on          , 2001 and consequently will be treated as part of the cost of the underlying securities. Similarly, the brokerage fee incurred in purchasing Healthcare SECTORS also will be treated as part of the cost of the underlying securities. Accordingly, a U.S. Holder includes these fees in its tax basis in the underlying securities. A U.S. Holder will allocate the underwriting fee and brokerage fee among the underlying securities either using a fair market value allocation or pro rata based on the number of shares of each underlying security represented by each Healthcare SECTOR. The brokerage fee incurred in selling Healthcare SECTORS will reduce the amount realized with respect to the underlying securities.

     A U.S. Holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a U.S. Holder's investment in the underlying securities and may be deductible. If a U.S. Holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

INFORMATION REPORTING

     Generally, income on the Healthcare SECTORS will be reported to U.S. Holders on Forms 1099, which forms should be mailed to U.S. Holders of Healthcare SECTORS by January 31 following each calendar year.

     THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE HEALTHCARE SECTORS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended, imposes certain requirements on "employee benefit plans", as defined in Section 3(3) of ERISA, subject to ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans (collectively, "ERISA Plans") and on those persons who are fiduciaries with respect to ERISA Plans. Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 prohibit certain transactions involving the assets of an ERISA Plan or a plan, such as a Keogh plan or an individual retirement account, that are not subject to ERISA but which are subject to Section 4975 of the Internal Revenue Code (together with ERISA Plans, "Plans") and certain persons, referred to as "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code, having certain relationships to such Plans, unless a statutory or administrative exception or exemption is applicable to the transaction.

     The U.S. Department of Labor has promulgated a regulation, 29 C.F.R.
Section 2510.3-101, describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of certain provisions of ERISA, including the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Under this regulation, if a Plan invests in a beneficial interest in a trust or a profits interest in a partnership, the Plan's assets include both the equity interest and an undivided interest in each of the entity's underlying assets, unless the interest is a "publicly-offered security" or certain other conditions are satisfied. It is anticipated that the Healthcare SECTORS should constitute "publicly-offered securities" within the meaning of the regulation, and that, consequently, transactions engaged in by the Healthcare SECTORS Trust, including the forward contract, should not be subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code.

     Any Plan fiduciary which proposes to cause a Plan to purchase the Healthcare SECTORS should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to such an investment, and to confirm that such investment will not constitute or result in a prohibited transaction or any other violation of an applicable requirement of ERISA or the Internal Revenue Code for which an exemption is not available. Governmental plans and certain church plans not subject to the fiduciary responsibility provisions of ERISA or the provisions of Section 4975 of the Internal Revenue Code but subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Internal Revenue Code should also consult with their counsel before purchasing any Healthcare SECTORS.

     By its purchase of any Healthcare SECTORS, each initial purchaser and subsequent transferee will be deemed to have represented and warranted on each day from the date on which the purchaser or transferee acquires the Healthcare SECTORS through and including the date on which the purchaser or transferee disposes of its interest in the Healthcare SECTORS, either that (A) it is not an ERISA Plan, or other Plan, or a governmental plan which is subject to any federal, state, or local law that is substantially similar to the provisions of
Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (B) its purchase, holding and disposition of such Healthcare SECTORS will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or any other violation of an applicable requirement of ERISA or the Internal Revenue Code (or in the case of a governmental plan, any substantially similar federal, state or local law) for which exemption is not available, all of the conditions of which have been satisfied.

                                  UNDERWRITING

     In accordance with the depositary trust agreement, the Healthcare SECTORS Trust will issue Healthcare SECTORS to Structured Products Corp. and Structured Products Corp. will deposit the underlying securities to receive Healthcare SECTORS. Subject to the terms and conditions stated in the underwriting
agreement dated        , 2001, Salomon Smith Barney Inc., as underwriter, has
agreed to purchase from Structured Products Corp., and Structured Products Corp.
has agreed to sell Salomon Smith Barney Inc.        Healthcare SECTORS.

     The underwriting agreement provides that the obligation of Salomon Smith Barney Inc. is subject to approval of certain legal matters by counsel and certain other conditions. Salomon Smith Barney Inc. is required to purchase all of the Healthcare SECTORS if it purchases any of the Healthcare SECTORS.

     Salomon Smith Barney Inc. proposes to offer the Healthcare SECTORS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Salomon

Smith Barney Inc. expects to deliver the Healthcare SECTORS to purchasers in New
York, New York on             , 2001.

     Salomon Smith Barney Inc. proposes to offer some of the Healthcare SECTORS directly to the public at the public offering price set forth on the cover page of this prospectus and some of the Healthcare SECTORS to certain dealers at the
public offering price less a concession not in excess of $       per Healthcare
SECTORS. Salomon Smith Barney Inc. may allow, and such dealers may allow, a
concession not in excess of $       per Healthcare SECTORS on sales to certain
other dealers. After the initial offering, the public offering price and the other selling terms may be changed.

     The underwriting agreement provides that Structured Products Corp. will indemnify Salomon Smith Barney Inc. against certain liabilities, including liabilities under the Securities Act of 1933, and will make certain contributions in respect thereof or will contribute payments that Salomon Smith Barney Inc. may be required to have in respect of any of those liabilities and will reimburse Salomon Smith Barney Inc. for certain other legal and other expenses.

     Prior to this offering, there has been no public market for the Healthcare SECTORS. Consequently, the initial public offering price for the Healthcare SECTORS was determined by negotiations among the Healthcare SECTORS Trust, Structured Products Corp. and Salomon Smith Barney Inc. There can be no assurance, however, that the prices at which the Healthcare SECTORS will sell in the public market after this offering will not be lower than the price at which they are sold by Salomon Smith Barney Inc. or that an active trading market in the Healthcare SECTORS will develop and continue after this offering.

     Structured Products Corp. and the Healthcare SECTORS Trust will apply to list the Healthcare SECTORS on the American Stock Exchange under the symbol
"  ".

     In connection with the offering, Salomon Smith Barney Inc., as the underwriter, may purchase and sell Healthcare SECTORS and the underlying securities in the open market. These transactions may include covering transactions and stabilizing transactions. Covering transactions involve purchases of Healthcare SECTORS in the open market after the distribution has been completed to cover short positions. Stabilizing transactions consist of certain bids or purchases of Healthcare SECTORS or the underlying securities made for the purpose of preventing or retarding a decline in the market price of the Healthcare SECTORS or the underlying securities while the offering is in progress. These activities may cause the price of the Healthcare SECTORS to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

     The offer and sale of the Healthcare SECTORS will comply with the requirements of Rule 2810 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding direct participation programs.

     This prospectus may be used by Salomon Smith Barney Inc. or its affiliates in connection with offers and sales of the Healthcare SECTORS (subject to obtaining any necessary approval of the American Stock Exchange for any such offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any such entity may act as principal or agent in such transactions. No such entity is obligated to make a market in the Healthcare SECTORS and any such entity may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the liquidity or existence of a secondary market for any Healthcare SECTORS.

                                 LEGAL MATTERS

     The validity of the Healthcare SECTORS, will be passed upon for Structured Products Corp., as initial depositor, and Salomon Smith Barney Inc., as underwriter, by Cleary, Gottlieb, Steen & Hamilton, New York, New York. Certain matters with respect to U.S. federal income tax law will be passed upon for the Healthcare SECTORS Trust by Cleary, Gottlieb, Steen & Hamilton as special U.S. tax counsel to the Healthcare SECTORS Trust.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           STRUCTURED PRODUCTS CORP.,
                              AS INITIAL DEPOSITOR

                             HEALTHCARE SECTORS(SM)

                              DEPOSITARY RECEIPTS

                          HEALTHCARE SECTORS(SM) TRUST

                            ------------------------

                                   PROSPECTUS
                            ------------------------

                              SALOMON SMITH BARNEY

                                                  , 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................    $12,750.00
Printing and Engraving Fees.................................
Legal Fees and Expenses.....................................
Miscellaneous...............................................
                                                                ----------
          Total.............................................    $

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Structured Products Corp.'s by-laws provide for indemnification of directors and officers of Structured Products Corp. to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     Salomon Smith Barney Holdings Inc. carries directors' and officers' liability insurance that covers certain liabilities and expenses of Structured Products Corp.'s directors and officers.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement*

  4.1 Form of Standard Terms for Depositary Trust Agreements between Structured Products Corp. and U.S. Bank Trust
          National Association, as trustee, and included as exhibits thereto, form of Depositary Trust Agreement and form of SECTORS

  4.2     Form of Healthcare SECTORS (included in Exhibit 4.1)

  5       Opinion of counsel as to certain corporate law matters*

  8       Opinion of counsel as to certain federal income tax matters*

 24       Power of Attorney

---------------

* To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on June 21, 2001.

                                          STRUCTURED PRODUCTS CORP.,
                                            as initial depositor

                                          By:     /s/ MATTHEW R. MAYERS
                                            ------------------------------------
                                              Matthew R. Mayers
                                            Assistant Vice President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities with Structured Products Corp. indicated below on June 21, 2001.

                     SIGNATURE                                             TITLE
                     ---------                                             -----
                /s/ TIMOTHY BEAULAC                  President (Principal Executive Officer)
---------------------------------------------------
                  Timothy Beaulac

               /s/ MARK I. KLEINMAN                  Vice President, Treasurer and Finance Officer
---------------------------------------------------    (Principal Financial and Accounting Officer)
                 Mark I. Kleinman

                         *                           Director
---------------------------------------------------
                 Nathanial H. Leff

                         *                           Director
---------------------------------------------------
                    Marcy Engel

            *By: /s/ MATTHEW R. MAYERS               Attorney-in-Fact
   ---------------------------------------------
                 Matthew R. Mayers

                               INDEX TO EXHIBITS

EXHIBIT
NUMBER                            DESCRIPTION
-------                           -----------
  1       Form of Underwriting Agreement*

  4.1 Form of Standard Terms for Depositary Trust Agreements between Structured Products Corp. and U.S. Bank Trust
          National Association, as trustee, and included as exhibits thereto, form of Depositary Trust Agreement and form of SECTORS

  4.2     Form of Healthcare SECTORS (included in Exhibit 4.1)

  5       Opinion of counsel as to certain corporate law matters*

  8       Opinion of counsel as to certain federal income tax matters*

 24       Power of Attorney

---------------

* To be filed by amendment.